EXHIBIT 4.1

EXECUTION VERSION

CHARTER COMMUNICATIONS OPERATING, LLC
and
CHARTER COMMUNICATIONS OPERATING CAPITAL CORP.
and
CCO SAFARI II, LLC,
as Issuers,
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee and Collateral Agent
_______________________________
INDENTURE
Dated as of July 23, 2015
_______________________________
PROVIDING FOR ISSUANCE OF SENIOR SECURED DEBT SECURITIES

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06; 7.07
	(c)	7.06; 11.02
	(d)	7.06
314	(a)	4.04; 11.02; 11.04
	(b)	N.A.
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.05
	(f)	N.A.
315	(a)	7.01; 7.02
	(b)	7.05; 11.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.12
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	11.01
	(b)	N.A.
	(c)	11.01
N.A. means not applicable.
________________________________
* This Cross Reference Table is not part of this Indenture.

i

Exhibits
Exhibit A    -    Form of Global Note
Exhibit B    -    Form of Certificate of Transfer
Exhibit C    -    Form of Certificate of Exchange
Exhibit D    -    Form of Certificate from Acquiring Institutional Accredited Investor
Exhibit E    -    Form of Supplemental Indenture
Exhibit F    -    Form of Collateral Agreement
Exhibit G    -    Form of Intercreditor Agreement

INDENTURE dated as of July 23, 2015 among Charter Communications Operating, LLC, a Delaware limited liability company (as further defined below, the “Company” or “CCO”), Charter Communications Operating Capital Corp., a Delaware corporation (as further defined below, “Capital Corp”), CCO Safari II, LLC, a Delaware limited liability company (as further defined below, “Escrow Issuer” and together with the Company and Capital Corp, the “Issuers”), The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).
WITNESSETH:
WHEREAS, the Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance of secured debentures, notes, bonds or other evidence of indebtedness (the “Notes”) of the Company and Capital Corp or the Escrow Issuer in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided in this Indenture; and
WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Issuers, in accordance with its terms, have been done.
The Issuers, the Trustee and the Collateral Agent agree as follows for the benefit of each other and, except as provided herein, for the equal and ratable benefit of the Holders of the Notes:
ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01    Definitions.

“Acquisition Agreement” means that certain Agreement and Plan of Mergers, dated as of May 23, 2015, among CCI, Time Warner Cable Inc., CCH I, LLC, Nina Corporation I, Inc., Nina Company II, LLC and Nina Company III, LLC.
“Acquisition Transactions” means the transactions contemplated by the Acquisition Agreement.
“Additional Notes” means Notes issued pursuant to the terms of any supplemental indenture in addition to the Initial Notes (other than any Notes issued in respect of the Initial Notes pursuant to Sections 2.06, 2.07, 2.10 or 9.05 of the Indenture or Notes issued in respect of any Notes redeemed in part as provided for under any supplemental indenture).
“Administrative Agent” means the administrative agent under the Credit Agreement, or any successor thereto.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.
“Agent” means any Registrar or Paying Agent.
“Applicable Issuers” means (i) with respect to Notes issued by the Escrow Issuer, the Escrow Issuer (unless the Company and Capital Corp have assumed the Escrow Issuer’s obligation with respect thereto pursuant to an indenture supplemental hereto, in which case such term shall refer to the Company and Capital Corp) and (ii) with respect to Notes issued by the Company and Capital Corp, the Company and Capital Corp.
“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor thereto.
“Business Day” means each day which is not a Legal Holiday.
“Capital Corp” means Charter Communications Operating Capital Corp., a Delaware corporation, and any successor Person thereto.
“CCH” means Charter Communications Holdings, LLC, a Delaware limited liability company, and any successor Person thereto.
“CCH I” means CCH I, LLC, a Delaware limited liability company, and any successor Person thereto.
“CCH II” means CCH II, LLC, a Delaware limited liability company, and any successor Person thereto.
“CCHC” means Charter Communications Holding Company, LLC, a Delaware limited liability company, and any successor Person thereto.
“CCI” means Charter Communications, Inc., a Delaware corporation, and any successor Person thereto.
“CCOH” means CCO Holdings, LLC, a Delaware limited liability company, and any successor Person thereto.
“Charter Group” means the collective reference to the Designated Holding Companies, the Company and its Subsidiaries.
“Clearstream” means Clearstream Banking, société anonyme (formerly Cedelbank).

“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means all property and assets, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure the Note Obligations pursuant to the Security Documents.
“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A. until a successor replaces it and, thereafter, means such successor.
“Collateral Agreement” means the Collateral Agreement substantially in the form of Exhibit F to be dated as of the Escrow Release Date by and among CCO, Capital Corp, the Collateral Agent and the other grantors party thereto from time to time, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.
“Collateral Release Event” shall occur on the first date when (A) there is no Equally and Ratably Secured Indebtedness outstanding (or, all Equally and Ratably Secured Indebtedness outstanding on such date shall cease to constitute Equally and Ratably Secured Indebtedness substantially concurrently with the release of the Liens on the Collateral securing the Notes and the Note Guarantees) and (B) the Issuers have delivered an Officers’ Certificate to the Trustee and the Collateral Agent certifying that the condition set forth in clause (A) above is satisfied.
“Commission” or “SEC” means the Securities and Exchange Commission.
“Company” or “CCO” means Charter Communications Operating, LLC, a Delaware limited liability company, and any successor Person thereto, but for the avoidance of doubt, does not include any of its Subsidiaries.
“Consolidated Net Worth” means, with respect to any Person, at the date of any determination, the consolidated stockholders’ or owners’ equity of the holders of Equity Interests or partnership interests of such Person and its subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied, which, for the avoidance of doubt, may, at the Issuers’ option, be calculated on a consolidated basis in accordance with GAAP on a pro forma basis to give effect to any assets acquired or to be acquired on or before the date of calculation.
“Credit Agreement” means the Credit Agreement, dated as of March 18, 1999, as amended and restated as of April 11, 2012, among CCOH, CCO, the lenders party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto together with the related documents thereto (including any term loans and revolving loans thereunder, any guarantees and security documents), as further amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing indebtedness incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.
“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the securities of any series, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Designated Holding Companies” means CCI and certain of its subsidiaries that are direct or indirect owners of Equity Interests of the Issuers.
“Designated Parent Companies” means CCI, CCH II, CCH I, New Charter, CCH and CCHC.
“Domestic Subsidiary” means each Subsidiary other than a Foreign Subsidiary.
“Eligible Escrow Investments” has the meaning set forth in the Escrow Agreement.
“Equally and Ratably Secured Indebtedness” means all Indebtedness For Borrowed Money of an Issuer or a Material Subsidiary of CCO that is secured by any Lien on any assets of CCO or any of its Material Subsidiaries that is not a Permitted Lien.
“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of equity interests of a corporation, any and all classes of membership interests in a limited liability company, any and all classes of partnership interests in a partnership and any and all other equivalent ownership interests in a Person, and any and all warrants, rights or options to purchase any of the foregoing.
“Escrow Agreement” means the escrow agreement dated as of July 23, 2015, by and among the Escrow Issuer, the Trustee and Bank of America, N.A., as escrow agent (together with its successors in such capacity, the “Escrow Agent”), pursuant to which the gross proceeds of the Initial Notes plus certain additional amounts will be deposited into the applicable Escrow Account (as defined in the Escrow Agreement).
“Escrow Issuer” means CCO Safari II, LLC, a Delaware limited liability company, and any successor Person thereto.

“Escrow Release Date” means the date on which the Escrow Release (as defined in the Escrow Agreement) occurs.
“Euroclear” means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exchange Notes” means any notes issued in exchange for Notes of a series pursuant to the Registration Rights Agreement or similar agreement.
“Exchange Offer” means the offer of the Issuers to issue and deliver to Holders of Notes that are not prohibited by law or policy of the SEC from participating in such offer in exchange for such Notes, a like aggregate principal amount of Exchange Notes.
“Exchange Offer Registration Statement” means a registration statement relating to the Exchange Offer as provided in the Registration Rights Agreement.
“Existing TWC Notes” means any debt securities of Time Warner Cable Inc. or any of its Subsidiaries (other than debt securities held by Time Warner Cable Inc. or any of its Subsidiaries) outstanding on the Escrow Release Date.
“Fiscal Year” means the fiscal year of the entity, which in the case of CCO, at the date hereof ends on December 31.
“Foreign Subsidiary” means any (i) Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia or (ii) Subsidiary of a Person described in clause (i) of this definition.
“Foreign Subsidiary Voting Equity Interests” means the voting Equity Interests of any Foreign Subsidiary described in clause (i) of the definition of Foreign Subsidiary.
“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.
“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes.
“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).
“Guarantee” means, (i) when used as a noun, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness For Borrowed Money or other obligations; and (ii) when used as a verb means to enter into a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness For Borrowed Money.
“Guaranty Agreement” means a supplemental indenture hereto, in a form reasonably satisfactory to the Trustee, pursuant to which a Note Guarantor guarantees the Issuers’ obligations with respect to the Notes on the terms provided for in Article 10.
“Holder” means the Person in whose name a note is registered in the Register.
“Increased Amount” means any increase in the amount of Indebtedness for Borrowed Money in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional indebtedness with the same terms, and accretion of original issue discount and increases in the amount of indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing indebtedness.
“Incur” means issue, assume, enter into a Guarantee, incur or otherwise become liable for. The term “Incurrence” when used as a noun shall have a correlative meaning.
“Indebtedness For Borrowed Money” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all Guarantee obligations of such Person with respect to indebtedness of the type described in clauses (a) and (b) above of others. The Indebtedness For Borrowed Money of any Person shall include the Indebtedness For Borrowed Money of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other contractual relationship with such entity, except to the extent the terms of such Indebtedness For Borrowed Money provide that such Person is not liable therefor.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” means the Notes issued on the Issue Date (and any Notes issued in respect of the Initial Notes pursuant to Sections 2.06, 2.07, 2.10 or 9.05 of the Indenture or Notes issued in respect of any Notes redeemed in part as provided for under any supplemental indenture hereto).

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.
“Intercreditor Agreement” means the Intercreditor Agreement substantially in the form of Exhibit G to be dated as of the Escrow Release Date by and among the Collateral Agent, the Administrative Agent and each additional agent from time to time party thereto, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.
“Investments” means any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or any purchase of Equity Interests, bonds, notes, debentures or other debt securities of, or any assets constituting a significant part of a business unit of, or any other investment in, any Person.
“Issue Date” means the date Notes are first issued under this Indenture.
“Issuers” has the meaning assigned to it in the preamble to this Indenture.
“Investments” means, with respect to any Person, all investments by such Person in other Persons, including Affiliates, in the forms of direct or indirect loans (including Guarantees of Indebtedness For Borrowed Money or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) and purchases or other acquisitions for consideration of Indebtedness For Borrowed Money, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuers and sent to all Holders of any Additional Notes for use by such Holders in connection with any Exchange Offer.
“Lien” means any mortgage, pledge, security interest or lien; provided, however, that in no event shall a lease be deemed to constitute a Lien.
“Material Subsidiary” means any Person that is a Domestic Subsidiary if, at the end of the most recent fiscal quarter of CCO, the aggregate amount, determined in accordance with GAAP consistently applied, of securities of, loans and advances to, and other Investments in, such Person held by CCO and its Subsidiaries exceeded 10% of CCO’s Consolidated Net Worth.
“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
“New Charter” means the successor entity to CCH I, which successor entity shall become the new public company parent following the completion of the Acquisition Transactions.

“Non-Recourse Subsidiary” has the meaning provided in the Credit Agreement on the Issue Date.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note” or “Notes” has the meaning assigned to it in the recitals.
“Note Guarantee” means a Guarantee by a Note Guarantor of the Issuers’ obligations with respect to the Notes.
“Note Guarantor” means a Subsidiary Guarantor and any other Person that executes a supplemental indenture as to this Indenture as a Note Guarantor until released from its Note Guarantee in accordance with Article 10 of this Indenture.
“Note Obligations” means the “Obligations” as defined in the Collateral Agreement.
“Obligations” means, with respect to any Indebtedness For Borrowed Money, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness For Borrowed Money.
“Officer” means, with respect to any Person, the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of such Person.
“Officers’ Certificate” means a certificate signed by two Officers that meets the requirements of Section 12.05.
“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 12.05. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.
“Parent” means (i) any of the Designated Parent Companies, CCOH, and each of their respective successors (by way of conversion, merger and amalgamation), and/or any direct or indirect Subsidiary of the foregoing a majority of the Equity Interests of which is owned directly or indirectly by one or more of the foregoing Persons, as applicable, and that directly or indirectly beneficially owns a majority of the Equity Interests of CCOH, and any successor Person to any of the foregoing.; and (ii) any holding company of the foregoing where the direct or indirect holders of the voting stock of such holding company immediately following the transaction where the holding company became a holding company are substantially the same as the holders of the Issuers’ voting stock immediately prior to that transaction.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Permitted Liens” means:

(1)Liens Incurred by CCO or Subsidiaries of CCO to secure Indebtedness For Borrowed Money of such Subsidiaries to and/or in favor of CCO or one or more Subsidiaries of CCO;

(2)Liens existing on the Issue Date (other than Liens securing obligations under the Credit Agreement or the Existing TWC Notes);

(3)Liens (excluding for the avoidance of doubt, any Liens securing the Existing TWC Notes) affecting property of a Person existing at the time it becomes a Subsidiary of CCO or at the time it merges into or consolidates with CCO or a Subsidiary of CCO or at the time of a sale, lease or other disposition of all or substantially all of the properties of such Person to CCO or any of its Subsidiaries;

(4)Liens (excluding for the avoidance of doubt, any Liens securing the Existing TWC Notes) on property or assets existing at the time of the acquisition thereof or incurred to secure payment of all or a part of the purchase price thereof or to secure indebtedness incurred prior to, at the time of, or within 18 months after the acquisition thereof for the purpose of financing all or part of the purchase price thereof, in a principal amount not exceeding 110% of the purchase price;

(5)Liens on any property to secure all or part of the cost of improvements or construction thereon or indebtedness incurred to provide funds for such purpose in a principal amount not exceeding 110% of the cost of such improvements or construction;

(6)Liens on shares of stock, indebtedness or other securities or assets of a Person that is not a Subsidiary of CCO;

(7)any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens described in clauses (2), (3), (4), (5), (6), (9), (10) and (11) (it being understood that any such Liens described in clause (10) extended, renewed or replaced shall still be deemed outstanding for the purposes of such clause (10) and permitted thereunder), of this definition, for amounts not exceeding the principal amount of the Indebtedness For Borrowed Money secured by the Lien so extended, renewed or replaced (plus an amount equal to any premiums, accrued interest, fees and expenses payable in connection therewith); provided, however, that such extension, renewal or replacement Lien is limited to all or a part of the same assets that were covered by the Lien extended renewed or replaced (plus improvements on such assets and any Liens on assets that could have secured the Indebtedness For Borrowed Money pursuant to written agreements and instruments existing at the time);

(8)with respect to the Notes of each series, Liens securing Obligations in respect of the Notes of such series and the Note Guarantees thereof and Liens in favor of the Trustee;

(9)Liens resulting from progress payments or partial payments under United States government contracts or subcontracts;

(10)Liens arising or existing in connection with Indebtedness For Borrowed Money in an aggregate principal amount not exceeding at the time such Lien is issued, created or assumed the greater of (a) 15% of the Consolidated Net Worth of CCO and (b) $7 billion; and

(11)Liens securing the Increased Amount of Indebtedness For Borrowed Money so long as the Lien securing such Indebtedness For Borrowed Money was permitted under this Indenture.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“principal” of a note means the principal of the note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.
“Private Placement Legend” means the legend set forth in Section 2.06(g)(i)(a) to be placed on all Additional Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Register” means a register in which, subject to such reasonable regulations as it may prescribe, the Issuers shall provide for the registration of the Notes and of transfers and exchanges of such Notes which the Issuers shall cause to be kept at the appropriate office of the Registrar in accordance with Section 2.03.
“Registration Rights Agreement” means any registration rights agreement among the Applicable Issuers and the initial purchasers named therein with respect to any Notes.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Regulation S Legend deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in an initial denomination equal to the outstanding principal amount of any Additional Notes initially sold in reliance on Rule 903 of Regulation S.
“Regulation S Legend” means the legend set forth in Section 2.06(g)(iii) which is required to be placed on all Regulation S Global Notes issued under this Indenture.
“Responsible Officer” when used with respect to the Trustee or the Collateral Agent, means any officer within the Corporate Trust Administration of the Trustee or officer appointed by the Collateral Agent (in each case, or any successor group thereto) who customarily performs functions similar to those performed by the Persons who at the time shall be such officer and with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in an initial denomination equal to the outstanding principal amount of any Additional Notes initially sold in reliance on Rule 144A.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.
“Security” or “Securities” means one or more of the Notes duly authenticated by the Trustee and delivered pursuant to the provisions of this Indenture.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Security Documents” means the Collateral Agreement, and any other mortgages, deeds of trust, deeds to secure debt, security agreements, pledge agreements, agency agreements and other instruments and documents executed and delivered pursuant to this Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the ratable benefit of the Trustee and the Holders.
“series” refers to all Notes established pursuant to any supplemental indenture to this Indenture that have the same economic terms and that are specified to be a “series” of Notes hereunder.
“Shelf Registration Statement” means a “shelf” registration statement providing for the registration and the sale on a continuous or delayed basis of any Notes as may be provided in any Registration Rights Agreement.
“Significant Subsidiary” means (a) with respect to any Person, any Subsidiary of such Person which would be considered a “Significant Subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and (b) in addition, with respect to the Company, Capital Corp.

“Special Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness For Borrowed Money, the date on which such payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness For Borrowed Money, or, if none, the original documentation governing such Indebtedness For Borrowed Money, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:
(1)such Person;

(2)such Person and one or more Subsidiaries of such Person; or

(3)one or more Subsidiaries of such Person.

Unless otherwise specified, each reference to a Subsidiary shall refer to a Subsidiary of the Company.
“Subsidiary Guarantor” means each Subsidiary of CCO that executes a supplemental indenture to this Indenture as a Note Guarantor until released from its Note Guarantee.
“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, then “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.
“Trustee” means The Bank of New York Mellon Trust Company, N.A., until a successor replaces The Bank of New York Mellon Trust Company, N.A., in accordance with Article 7 and thereafter means the successor serving hereunder.
“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing the Initial Notes or any Additional Notes that do not bear the Private Placement Legend.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.
“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.
“Voting Stock” of a Person means all classes of Equity Interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thererof.
“Wholly Owned Subsidiary” means, as to any Person, any other Person all of the Equity Interests of which (other than (i) directors’ qualifying shares required by law or (ii) in the case of CC VIII, LLC, the CCVIII Interest) are owned by such Person directly or through other Wholly Owned Subsidiaries or a combination thereof.
Section 1.02    Other Definitions.

Term	Defined in Section
“Authentication Order”	2.02
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Guaranteed Obligations”	10.01
“Legal Defeasance”	8.02
“Paying Agent”	2.03
“Registrar”	2.03

Section 1.03    Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
The following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the Notes;
“indenture security holder” means a Holder of a Note;
“indenture to be qualified” means this Indenture;
“indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the Notes means the Issuers and any successor obligor upon the Notes.
All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04    Rules of Construction.

Unless the context otherwise requires:
(i)a term has the meaning assigned to it;

(ii)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)“or” is not exclusive;

(iv)words in the singular include the plural, and in the plural include the singular;

(v)provisions apply to successive events and transactions;

(vi)references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(vii)references to any statute, law, rule or regulation shall be deemed to refer to the same as from time to time amended and in effect and to any successor statute, law, rule or regulation;

(viii)references to any contract, agreement or instrument shall mean the same as amended, modified, supplemented or amended and restated from time to time, in each case, in accordance with any applicable restrictions contained in this Indenture; and

(ix)“including” means “including, without limitation.”

ARTICLE 2
THE NOTES

Section 2.01    Form and Dating.

(a)General. The Notes shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage or this Indenture and may reference terms of the Notes. Each Note shall be dated the date of its authentication.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more series. There shall be set forth in one or more indentures supplemental hereto, prior to the issuance of Notes of any series:
(a)the title of the series (which shall distinguish the Notes of such series from the Notes of all other series) and the Applicable Issuers with respect to such series of Notes;

(b)any limit upon the aggregate principal amount of the Notes of the series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to this Indenture);

(c)the dates on which or periods during which the Notes of the series may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the Notes of such series are or may be payable or the method by which such date or dates shall be determined or extended;

(d)the rate or rates at which the Notes of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, whether such interest shall be payable in cash or additional Notes of the same series or shall accrue and increase the aggregate principal amount outstanding of such series (including if such Securities were originally issued at a discount), the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable, and the record dates for the determination of Holders to whom interest is payable on such interest payment dates or the method by which such date or dates shall be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

(e)if other than U.S. Dollars, the currency in which Notes of the series shall be denominated or in which payment of the principal of, premium, if any, or interest in the Notes of the series shall be payable and any other terms concerning such payment;

(f)the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee where the principal of, premium, if any, and interest on Notes of the series shall be payable, and where Notes of any series may be presented for registration of transfer, exchange or conversion, and the place or places where notices and demands to or upon the Issuers in respect of the Notes of such series may be made;

(g)the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which Notes of the series may be redeemed, in whole or in part, at the option of the Applicable Issuers, if the Applicable Issuers are to have that option;

(h)the obligation or right, if any, of the Applicable Issuers to redeem, purchase or repay Notes of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which Notes of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(i)if other than the principal amount thereof, the portion of the principal amount of the securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

(j)[Reserved];

(k)whether the Notes of the series are to be issued with original issue discount and the amount of discount with which such Notes may be issued;

(l)provisions, if any, for the defeasance of Notes of the series in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

(m)whether the Notes of the series are to be issued in whole or in part in the form of one or more Global Notes, and, in such case, the Depositary for such Global Notes, and the terms and conditions, if any, upon which interests in such Global Note or Global Notes may be exchanged in whole or in part for the individual Notes represented thereby in definitive form registered in the name or names of Persons other than such Depositary or a nominee or nominees thereof;

(n)the date as of which any Global Notes of the series shall be dated if other than the original issuance of the first Security of the series to be issued;

(o)the form of the Notes of the series;

(p)[Reserved];

(q)any restriction or condition on the transferability of the Notes such series;

(r)any addition or change in the provisions related to compensation and reimbursement of the Trustee which applies to Securities of such series;

(s)any addition or change in the provisions related to supplemental indentures which applies to Notes of such series;

(t)provisions, if any, granting special rights to Holders upon the occurrence of specified events;

(u)any addition to or change in the Events of the Default which applies to any Notes of the series; and

(v)any other terms of the Notes of such series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01).

(b)Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A (without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(c)[Reserved].

(d)Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream (or, in each case, equivalent documents setting forth the procedures of Euroclear and Clearstream) shall be applicable to transfers of beneficial interests in Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02    Execution and Authentication.

Two Officers shall sign the Notes for each Applicable Issuer by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be valid until authenticated by the manual signature (which may be by facsimile) of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
At any time and from time to time after the execution and delivery of this Indenture, the Applicable Issuers may deliver Notes executed by the Applicable Issuers to the Trustee for authentication; and the Trustee shall authenticate and deliver Notes upon a written order of the Applicable Issuers signed by an Officer of each of the Applicable Issuers (an “Authentication Order”). Such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, and whether the Notes are to be issued as one or more Global Notes and such other information as the Applicable Issuers may include or the Trustee may reasonably request. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.
The Trustee may appoint an authenticating agent acceptable to the Applicable Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Applicable Issuers.
Section 2.03    Registrar and Paying Agent.

The Issuers shall maintain an office or agency in the Borough of Manhattan, the City of New York, where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). Until otherwise designated by the Issuers, the Issuers’ office or agency in New York shall be the office of the Trustee maintained for such purpose. The Registrar shall keep the Register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Registrar or Paying

Agent may resign at any time upon not less than ten (10) Business Days’ prior written notice to the Issuers. The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate any applicable terms of the TIA. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as custodian with respect to the Global Notes.
Section 2.04    Paying Agent to Hold Money in Trust.

Principal of, premium, if any, and interest on the Notes will be payable at the office of the Paying Agent or, at the option of the Applicable Issuers, payment of interest may be made by check mailed to Holders at their respective addresses set forth in the Register; provided, all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more Global Notes registered in the name or held by the Depositary shall be made by wire transfer of immediately available funds to accounts specified by the Holder prior to 10:00 a.m., New York time, on each due date of the principal and interest on any Note. The Applicable Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes of such Applicable Issuers, and shall notify the Trustee of any default by the Applicable Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Applicable Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than an Applicable Issuer or a Subsidiary) shall have no further liability for the money. If an Applicable Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.
Section 2.05    Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Applicable Issuers shall furnish to the Trustee at least seven (7) Business Days before each interest payment date but after the record date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Issuers shall otherwise comply with TIA § 312(a).
Section 2.06    Transfer and Exchange.

(a)Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Issuers for Definitive Notes if:

(i)the Applicable Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;

(ii)the Applicable Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or

(iii)there shall have occurred and be continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).
(b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Prior to the expiration of the 40-day distribution compliance period set forth in Regulation S, beneficial interests in any Regulation S Global Notes may be held only through Euroclear or Clearstream unless transferred in accordance with Section 2.06(b)(iii)(B). Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to

Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B)instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(C)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(D)instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (A) above.

Upon consummation of an Exchange Offer by the Applicable Issuers in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).
(iii)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)    if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
(B)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
(iv)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

(A)such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the relevant Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)such exchange or transfer is effected after the expiration of the 40-day distribution compliance period set forth in Regulation S and the Registrar receives the following:

(1)if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Applicable Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof (provided that any such beneficial interest in Regulation S Global Note shall not be so exchangeable until after the expiration of the 40-day distribution compliance period set forth in Regulation S);

(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(i) thereof;

(E)if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(iv) thereof, if applicable;

(F)such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(ii) thereof; or

(G)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(iii) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Applicable Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(ii)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the relevant Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)such exchange or transfer is effected after the expiration of the 40-day distribution compliance period set forth in Regulation S and the Registrar receives the following:

(1)if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) (iii) shall not bear the Private Placement Legend.

(d)Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

(i)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)if such Restricted Definitive Note is being transferred to a Non- U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the Rule 144A Global Note or, in the case of clause (C) above, the Regulation S Global Note.
(ii)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the relevant Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)such exchange or transfer is effected after the expiration of the 40-day distribution compliance period set forth in Regulation S and the Registrar receives the following:

(1)if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Applicable Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i)Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the relevant Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)any such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)any such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)such exchange or transfer is effected after the expiration of the 40-day distribution compliance period set forth in Regulation S and the Registrar receives the following:

(1)if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Applicable Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the relevant Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Applicable Issuers, and accepted for exchange in the relevant Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the relevant Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

(g)Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)Private Placement Legend.

(A)Except as permitted by subparagraph (B) below, each Restricted Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) (A) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (II) TO CCO, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE NOTE EVIDENCED HEREBY.
(B)Notwithstanding the foregoing, any Initial Note and any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
(iii)Regulation S Legend. Each Regulation S Global Note should bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.
(h)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)General Provisions Relating to Transfers and Exchanges.

(i)To permit registrations of transfers and exchanges, the Applicable Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Applicable Issuers’ order or at the Registrar’s request.

(ii)No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10 and 9.05).

(iii)The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Applicable Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)The Applicable Issuers shall not be required to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Applicable Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Applicable Issuers shall be affected by notice to the contrary.

(vii)The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(viii)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix)Each Holder of a Note agrees to indemnify the Applicable Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

(x)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(xi)Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.07    Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Applicable Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Applicable Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Applicable Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Applicable Issuers to protect the Applicable Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Applicable Issuers may charge for their expenses in replacing a Note.
Every replacement Note is an additional legally binding obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08    Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions of this Indenture, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Note.
If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than an Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.09    Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by an Issuer, or by any Person directly or indirectly controlled by or under direct or indirect common control with an Issuer or, if the TIA is applicable to this Indenture, to the extent required by the TIA, any person controlling an Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.
Section 2.10    Temporary Notes.

Until certificates representing Notes are ready for delivery, the Applicable Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Applicable Issuers considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Applicable Issuers shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.
Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
Section 2.11    Cancellation.

The Applicable Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner. The Applicable Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.
Section 2.12    Defaulted Interest.

If the Applicable Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, which interest on defaulted interest shall accrue until the defaulted interest is deemed paid hereunder, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Applicable Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Applicable Issuers shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Applicable Issuers (or, upon the written request of the Applicable Issuers, the Trustee in the name and at the expense of the Applicable Issuers) shall transmit to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13    CUSIP Numbers.

The Applicable Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Applicable Issuers will promptly notify the Trustee in writing of any change in the “CUSIP” numbers of any Notes.
ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01    Redemption and Prepayment

The redemption and prepayment terms with respect to any series of Notes will be set forth in one or more supplemental indentures governing such series of Notes.
SECTION 4
COVENANTS

Notwithstanding anything herein to the contrary, prior to the Escrow Release Date, neither the Issuers nor any of the Note Guarantors shall be subject to the provisions of this Article 4 (other than Section 4.04).
Section 4.01    Payment of Notes.

The Applicable Issuers shall pay or cause to be paid the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Applicable Issuers or a Subsidiary thereof, holds as of 10:00 a.m. New York City time on the due date money deposited by the Applicable Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Applicable Issuers shall pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in any Registration Rights Agreement.
The Applicable Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue principal at the rate equal to 2.00% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02    Maintenance of Office or Agency.

The Applicable Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Applicable Issuers in respect of the Notes and this Indenture may be served. The Applicable Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Applicable Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Applicable Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Applicable Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Applicable Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
Each Issuer hereby designates The Bank of New York Mellon, at 101 Barclay Street, Floor 8W, New York, New York 10286, as one such office or agency of such Issuer in accordance with Section 2.03.
Section 4.03    Reports.

The Company shall file with the Trustee, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the TIA at the times and in the manner provided pursuant to the TIA; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. The Company shall also comply with the other provisions of Section 314(a) of the TIA. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
 With respect to any Notes that have not been exchanged for Exchange Notes, the Company shall provide the Trustee and the Holders of the Notes with (i) annual consolidated financial statements of the Company audited by the Company’s independent public accountants within 90 days after the end of each Fiscal Year of the Company and (ii) unaudited quarterly consolidated financial statements (including a balance sheet, income statement and cash flow statement for the fiscal quarter or quarters then ended and the corresponding fiscal quarter or quarters from the prior year) within 45 days of the end of each of the first three fiscal quarters of each Fiscal Year of the Company. Such annual and quarterly financial statements shall be prepared in accordance with GAAP.
Notwithstanding anything to the contrary set forth above, for so long as the Issuers are direct or indirect majority-owned subsidiaries of any Parent (or other Person which, directly or indirectly, owns a majority of the outstanding common equity interests of the Company), if (i) such Parent (or other Person which, directly or indirectly, owns a majority the outstanding common equity interests of the Company) has provided a guarantee with respect to the Notes and has furnished the Holders of the Notes or filed electronically with the Commission the reports described in the preceding paragraphs with respect to such Parent (or other Person which, directly or indirectly, owns a majority of the outstanding common Equity Interests of the Company) (including any consolidating financial information required by Regulation S-X relating to the Issuers), or (ii) such Parent (or other Person which, directly or indirectly, owns a majority the outstanding common equity interests of the Company) has furnished the Holders of the Notes or filed electronically with the SEC the reports described in the preceding paragraphs with respect to such Parent (or other Person which, directly or indirectly, owns a majority of the outstanding common Equity Interests of the Company) (including any consolidating financial information required by Regulation S-X relating to the Issuers) and such reports include a brief explanation (or such explanation is otherwise made available to the Holders) of the material differences between the financial statements of such Parent and that of the Company, then in each case, the Issuers shall be deemed to be in compliance with this Section 4.03.

Any information filed with the SEC and available at www.SEC.gov or made available on any Parent’s website shall be deemed transmitted, filed and delivered as required under this Section 4.03.
Section 4.04    Compliance Certificate.

(a)The Issuers shall deliver to the Trustee, within 120 days after the end of each Fiscal Year, an Officers’ Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding Fiscal Year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under the Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in the Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of the Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any (including Special Interest, if any), on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

(b)The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer within 30 days after becoming aware of any Default or

Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05    Legal Existence.

Subject to, and as permitted under, Article 5, and the ability of the Company or any of its Subsidiaries to convert (or similar action) to another form of legal entity under the laws of the jurisdiction under which the Company such Subsidiary then exists, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its limited liability company existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; provided, however, that the Company shall not be required to preserve or keep the corporate, partnership or other existence of any of its Subsidiaries (other than Capital Corp if the other Issuer is not then a corporation), if the Company shall determine that the preservation or keeping thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Company and its Subsidiaries, taken as a whole.
Section 4.06    Limitation on Liens.

(a)The Company shall not, and shall not permit any of its Material Subsidiaries to, directly or indirectly, Incur any Lien on any of its assets (including Equity Interests of a Subsidiary), whether owned at the Issue Date or thereafter acquired, securing Indebtedness For Borrowed Money, other than Permitted Liens, without effectively providing that the Notes shall be secured, equally and ratably, on such assets of the Company or such Material Subsidiary with (or prior to) the Indebtedness For Borrowed Money so secured for so long as such Indebtedness For Borrowed Money is so secured.

(b)Any Lien created for the benefit of the Holders of the Notes pursuant to Section 4.06(a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to such Lien created for the benefit of the Holders of the Notes.

(c)Additionally, prior to a Collateral Release Event, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, Incur any Lien on any of its assets (including Equity Interests of a Subsidiary), whether owned at the Issue Date or thereafter acquired, to secure Equally and Ratably Secured Indebtedness without effectively providing that the Notes shall be secured equally and ratably on the assets of the Company or such Subsidiary with (or prior to) the Equally and Ratably Secured Indebtedness so secured for so long as such Equally and Ratably Secured Indebtedness is so secured.

(d)Any Lien created for the benefit of the Holders of the Notes pursuant to Section 4.06(c) shall provide by its terms that such Lien will be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to such Lien created for the benefit of the Holders of the Notes.

(e)This Section 4.06 requires only equal and ratable treatment in the application of proceeds of Collateral and does not require that the Trustee have any ability to control the Collateral or the enforcement of remedies.

(f)The reference to assets in Section 4.06(a) and Section 4.06(c) above means the assets of the Company or any Material Subsidiary at the time of Incurrence of the Lien.

Section 4.07    Future Subsidiary Guarantors.

Prior to the occurrence of a Collateral Release Event, the Company shall cause any Subsidiary (other than the Issuer) that is an obligor of, or issues a Guarantee with respect to, any Equally and Ratably Secured Indebtedness, to, in each case, within 15 days, (1) execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture and (2) grant a Lien on its property and assets for the benefit of the Holders and the Trustee, to the extent required pursuant to Section 4.06 above.
ARTICLE 5
SUCCESSORS

Notwithstanding anything herein to the contrary, the provisions of this Article 5 shall not apply to an Issuer unless and until such Issuer executes a supplemental indenture expressly subjecting itself to this Article 5.
Section 5.01    Merger, Consolidation or Sale of Assets.

The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person (other than a Subsidiary Guarantor), unless:
(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee and the Collateral Agent, in form reasonably satisfactory to the Trustee and the Collateral Agent, all the obligations of the Company under the Notes and the Indenture and the Successor Company (if not the Company) shall, by supplement to the security documents, assume all obligations of the Company under the Security Documents and make;
(2) immediately after giving pro forma effect to such transaction, no Default shall have occurred and be continuing; and
(3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the requirements of this Indenture.
For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more

Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor company, except in the case of a lease, shall be released from its obligations under the Indenture, any Security Documents and the Intercreditor Agreement, including the obligation to pay the principal of and interest on the Notes.
For the avoidance of doubt, this Section 5.01 shall not apply to transactions by and among the Company and its Subsidiaries.
ARTICLE 6
DEFAULTS AND REMEDIES

Notwithstanding anything herein to the contrary, the provisions of this Article 6 shall not apply to an Issuer unless and until such Issuer executes a supplemental indenture expressly subjecting itself to this Indenture.
Section 6.01    Events of Default.

Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in this Indenture with respect to Notes of any series shall mean one of the following described events unless it is either inapplicable to a particular series or it is specifically deleted or modified in a supplemental indenture:
(1)default for 30 consecutive days in the payment when due of interest on the Notes of such series;

(2)default in payment when due of the principal of or premium, if any, on the Notes of such series when due at maturity, upon optional redemption, upon declaration of acceleration or otherwise;

(3)the failure by the Issuers or any Note Guarantor to comply for 90 days after notice with its covenants or other agreements (other than those described in the immediately preceding clauses (1) and (2) above), provided that a default under this clause (3) will not constitute an Event of Default with respect to a series of Notes until the Trustee or the Holders of 30% in principal amount of the outstanding Notes of such series notify the Issuers of the default and the Issuers do not cure such default within the time specified after receipt of such notice;

(4)(I) an Applicable Issuer or any Subsidiary Guarantor that is a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Code:

(a)commences a voluntary case,

(b)consents to the entry of an order for relief against it in an involuntary case,

(c)consents to the appointment of a custodian of it or for all or substantially all of its property, or

(d)makes a general assignment for the benefit of its creditors; or

(II) a court of competent jurisdiction enters an order or decree under any Bankruptcy Code that:
(a)is for relief against an Applicable Issuer or a Subsidiary Guarantor that is a Significant Subsidiary in an involuntary case;

(b)appoints a custodian of an Applicable Issuer or a Subsidiary Guarantor that is a Significant Subsidiary or for all or substantially all of the property of an Applicable Issuer or a Subsidiary Guarantor that is a Significant Subsidiary; or

(c)orders the liquidation of an Applicable Issuer or a Subsidiary Guarantor that is a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days.

(5)any Note Guarantee of any Subsidiary Guarantor that is a Significant Subsidiary (or Note Guarantees of any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary) ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and/or this Indenture) or any Note Guarantor denies or disaffirms its obligations under its Note Guarantee; and

(6)a material portion of the Collateral ceases to be subject to the Liens of the Security Documents (other than in accordance with the terms of this Indenture and the Security Documents) or any Issuer or Subsidiary Guarantor denies or disaffirms its obligations under the Security Documents to which it is party.

Section 6.02    Acceleration.

In the case of an Event of Default arising from Section 6.01(4) with respect to an Applicable Issuer, all outstanding Notes shall ipso facto become due and payable immediately without any declaration or other act on the part of the Trustee or any Holders of the Notes.
If any other Event of Default with respect to the Notes of any series occurs and is continuing, the Trustee by notice to the Applicable Issuers or the Holders of at least 30% in principal amount of the then outstanding Notes of any series by notice to the Applicable Issuers and the Trustee may declare the Notes of such series to be due and payable immediately.
The Holders of a majority in aggregate principal amount of the Notes of any series then outstanding by written notice to the Trustee may on behalf of all of the Holders of such series rescind an acceleration and its consequences with respect to such series of Notes if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except non-payment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.
Section 6.03    Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04    Waiver of Existing Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes of any series by notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes of such series (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05    Control by Majority.

Subject to the terms of the Intercreditor Agreement, the Holders of a majority in principal amount of the outstanding Notes of a series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to such series. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a note of such series or that would involve the Trustee in personal liability.
Section 6.06    Limitation on Suits.

Subject to Article 7, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture or the Security Documents at the request or direction of any of the Holders of a series of Notes unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Subject to the Intercreditor Agreement, except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a note of a series may pursue any remedy with respect to the Indenture or the Notes of such series unless:
(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;
(2) Holders of at least 30% in principal amount of the outstanding Notes of such series have requested the Trustee to pursue the remedy;
(3) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;
(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
(5) Holders of a majority in principal amount of the outstanding Notes of such series have not given the Trustee a direction inconsistent with such request within such 60-day period.

Section 6.07    Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on any Note, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08    Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Applicable Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09    Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and Holders allowed in any judicial proceedings relative to the Applicable Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10    Priorities

Subject to the terms of the Intercreditor Agreement, if the Trustee collects any money pursuant to this Article 6 from any Applicable Issuer (or any other obligor on any of the Notes), it shall pay out the money in the following order:
First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
Second: to Holders for amounts due and unpaid on the Notes of the Applicable Issuer (or other obligor from which such money has been collected) for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and
Third: to the Issuers or such party as a court of competent jurisdictions shall direct.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
Section 6.11    Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes of any series.

SECTION 7
TRUSTEE
Section 7.01    Duties of Trustee.

(1)If an Event of Default with respect to the Notes of any series has occurred and is continuing, the Trustee shall, with respect to such series, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(2)Except during the continuance of an Event of Default with respect to any series of Notes:

(a)the duties of the Trustee, with respect to the Notes of any series, shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions required to be furnished to the Trustee hereunder and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(3)The Trustee may not be relieved from liabilities for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:

(a)this paragraph (3) does not limit the effect of paragraph (2) of this Section 7.01;

(b)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(c)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(4)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), and (3) of this Section 7.01.

(5)No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability, claim, damage or expense.

(6)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(7)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or documents.

Section 7.02    Rights of Trustee.

(1)The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(2)Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the written advice or opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(3)The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(4)The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(5)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer shall be sufficient if signed by an Officer of such Issuer.

(6)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of Holder unless such Holder shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(7)The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (a) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (b) written notice of such Default or Event of Default shall have been given to and received at the Corporate Trust Office of the Trustee by the Issuers or any Holder and such notice references the Notes and this Indenture.

(8)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(9)In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(10)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee, in each of its capacities hereunder, including, without limitation, as Collateral Agent, and each agent, custodian and other Person employed to act hereunder.

(11)The Trustee may request that each Issuer deliver certificates setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03    Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days and apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.
Section 7.04    Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05    Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall transmit to Holders a notice of the Default or Event of Default within 90 days after the Trustee acquires knowledge thereof. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.
Section 7.06    Reports by Trustee to Holders.

By March 15th of each year, and for so long as any Notes remain outstanding, the Trustee shall transmit to Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by all reports as required by TIA § 313(c).
A copy of each report at the time of its transmittal to Holders shall be transmitted to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed or delisted on any stock exchange.
Section 7.07    Compensation and Indemnity.

The Issuers shall pay to the Trustee from time to time compensation as agreed upon in writing for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
The Issuers shall, jointly and severally, indemnify the Trustee and any predecessor trustee against any and all losses, liabilities, claims, damages or expenses (including reasonable legal fees and expenses) including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim, liability or expense determined, in a final judgment by a court of competent jurisdiction, to have been caused by its own gross negligence or willful misconduct. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity of which a Responsible Officer of the Trustee has received written notice. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.
The obligations of the Issuers in this Section 7.07 shall survive resignation or removal of the Trustee and the satisfaction, discharge or termination of this Indenture.

To secure the Issuers’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except such money or property held in trust by the Trustee to pay the principal of and interest on any Notes. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Code.
The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.
Section 7.08    Replacement of the Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:
(a)the Trustee fails to comply with Section 7.10;

(b)the Trustee is adjudged as bankrupt or as insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Code;

(c)a custodian or public officer takes charge of the Trustee or its property; or

(d)the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall transmit a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
The transfer event shall occur no less than 31 days after the Trustee’s receipt of notice of removal from the Issuers or a majority of the Holders.
Section 7.09    Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.
Section 7.10    Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.
This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
Section 7.11    Preferential Collection of Claims Against the Issuers.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.

The Applicable Issuers may, at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes of any series upon compliance with the conditions set forth below in this Article 8.

Section 8.02    Legal Defeasance and Discharge.

Upon the Applicable Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.02, the Applicable Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes of such series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Applicable Issuers shall be deemed to have paid and discharged the entire Indebtedness For Borrowed Money represented by the outstanding Notes of such series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(a)the rights of Holders of outstanding Notes of such series to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

(b)the Applicable Issuers’ obligations with respect to the Notes of such series concerning issuing temporary Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)the rights, powers, trusts, duties and immunities of the Trustee and the Applicable Issuers’ obligations in connection therewith; and

(d)the Legal Defeasance provisions of this Indenture;

Subject to compliance with this Article 8, the Applicable Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03.
Section 8.03    Covenant Defeasance.

Upon the Applicable Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03 with respect to any series of Notes, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Article 5 with respect to the outstanding Notes of such series on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of such series, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01 (3) through 6.01(5) shall not constitute Events of Default.
Section 8.04    Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance pursuant to Section 8.02 or Covenant Defeasance pursuant to Section 8.03 with respect to a series of Notes, the following conditions must be met:
(1)the Applicable Issuers must irrevocably deposit or cause to be deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as are expected to be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes of such series on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes of such series are being defeased to maturity or to a particular redemption date;

(2)in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that

(b)the Applicable Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or

(c)since the date such Notes of such series were first issued, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)in the case of Covenant Defeasance, the Applicable Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)no Default or Event of Default shall have occurred and be continuing (on the date of such deposit (other than resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing)):

(5)such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Applicable Issuer or any of its Subsidiaries is a party or by which the Applicable Issuer or any of its Subsidiaries is bound;

(6)the Applicable Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Applicable Issuers with the intent of preferring Holders over the other creditors of the Applicable Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Applicable Issuers or others; and

(7)the Applicable Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes of the applicable series not theretofore delivered to the Trustee for cancellation,
(a)have become due and payable or

(b)will become due and payable on the maturity date within one year, by their terms or under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Applicable Issuers.

Section 8.05    Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes of a series shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes of such series and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to Holders of such notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Applicable Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Applicable Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06    Repayment to Applicable Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Applicable Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Applicable Issuers on their request or (if then held by the Applicable Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Applicable Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Applicable Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Applicable Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Applicable Issuers.
Section 8.07    Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Applicable Issuers’ obligations under this Indenture and the Notes, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Applicable Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their obligations, the Applicable Issuers shall be subrogated to the rights of Holders to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Notwithstanding anything herein to the contrary, the provisions of this Article 9 shall not apply to an Issuer unless and until such Issuer executes a supplemental indenture expressly subjecting itself to this Article 9.
Section 9.01    Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Issuers (or as it relates to the Notes of a series, the Applicable Issuers), the Note Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Intercreditor Agreement, any Note Guarantee, any Security Document, or the Notes of any series without the consent of any Holder of a Note of such series to:

(1)cure any ambiguity, omission, mistake, defect or inconsistency;

(2)to provide for the assumption by a successor Person of the obligations of the Issuers or any Note Guarantor under the Indenture or the Security Documents;

(3)to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);

(4)to add Guarantees with respect to the Notes or to add additional Collateral to secure the Notes and the Note Guarantees;

(5)to add to the covenants of the Issuers or any Note Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuers or any Note Guarantor;

(6)make any change that would provide any additional rights or benefits to Holders of any series or that does not adversely affect the legal rights under this Indenture of any such Holder;

(7)to conform the text of the Indenture, the Notes, any Note Guarantee, the Intercreditor Agreement or any Security Document to the description and terms of such Notes in the offering circular, offering memorandum, prospectus supplement or other offering document applicable to such Notes as the time of the initial sale thereof;

(8)to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(9)to release Collateral from the Lien under the Security Document when permitted or required by the Security Documents, the Indenture or the Intercreditor Agreement;

(10)to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee or Collateral Agent thereunder pursuant to the requirements thereof;

(11)to issue Exchange Notes and related Note Guarantees as provided for in the Registration Rights Agreement relating to the Notes;

(12)to release a Note Guarantor pursuant to the terms of Article 10; or

(13)change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall not be effective with respect to any outstanding Notes of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision.

The consent of the Holders of the Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
Upon the request of the Issuers accompanied by a resolution of their respective boards of directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee and the Collateral Agent an Officers’ Certificate and an Opinion of Counsel pursuant to Section 9.06, the Trustee and the Collateral Agent shall join with the Issuers and any Note Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Collateral Agent shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Neither the Issuers nor any Affiliate of CCI may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Section 9.02    With Consent of Holders of Notes.

Except as provided below in this Section 9.02, this Indenture, the Intercreditor Agreement, any Note Guarantee, the Security Documents, or the Notes of any series may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes of each series affected (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes) and, subject to Sections 6.04 and 6.07, any existing Default or compliance with any provision of this Indenture or the Notes of any series may be waived, including by way of amendment, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes of each series affected (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes). Section 2.08 shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.
However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
(1)reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)reduce the rate of or extend the time for payment of interest on any such Note;

(3)reduce the principal of or change the maturity date of any such Note;

(4)change the provisions applicable to the redemption of any such Note as set forth in any supplemental indenture relating to such Note (other than the timing for the notice of redemption);

(5)make any Note payable in money other than that stated in the Notes;

(6)impair the right of any Holder of such Notes to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; provided, however, that an acceleration of such Notes may be rescinded and any payment default that resulted from such acceleration may be waived by the Holders of at least the percentage of aggregate principal amount of the Notes of such series required to amend the covenant or provision contained in the Indenture or any Note Guarantee, the breach of which resulted in such acceleration; or

(7)make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions.

Notwithstanding the preceding, without the consent of the Holders of at least 66 2⁄3% in aggregate principal amount of the Notes of a series then outstanding, no amendment or waiver may make any change in any Security Document, the Intercreditor Agreement or the provisions in the Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens securing the Obligations in respect of the Notes of such series on all or substantially all of the Collateral.
It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Applicable Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Applicable Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the outstanding Notes of each affected series may waive compliance in a particular instance by the Applicable Issuers with any provision of this Indenture or such Notes.
Section 9.03    Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.
Section 9.04    Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent thereto by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.05    Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06    Trustee and Collateral Agent to Sign Amendments, etc.

The Trustee and the Collateral Agent shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Collateral Agent. In executing any amended or supplemental indenture, the Trustee and the Collateral Agent shall be provided with and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel, in each case from the Issuers, stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE 10
GUARANTEE

Section 10.01    Guarantee.

(a)Each Note Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuers under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, premium, if any, or interest on in respect of the Notes and all other monetary obligations of the Issuers under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuers whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Note Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Note Guarantor, and that each Note Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)To the extent applicable, each Note Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Note Guarantor waives notice of any default under the

Notes or the Guaranteed Obligations. The obligations of each Note Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (v) any change in the ownership of each Note Guarantor, except as provided in Section 10.02(b) or Section 10.02(c). Each Note Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Note Guarantors, such that such Note Guarantor’s obligations would be less than the full amount claimed.

(c)Each Note Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuers first be used and depleted as payment of the Issuers’ or such Note Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Note Guarantor hereunder. Each Note Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Note Guarantor.

(d)Each Note Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)The Note Guarantee of each Note Guarantor is equal in right of payment to all existing and future unsubordinated Indebtedness For Borrowed Money of such Note Guarantor.

(f)Except as expressly set forth in Sections 8.02, 10.02 and 10.06, the obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Note Guarantor or would otherwise operate as a discharge of any Note Guarantor as a matter of law or equity.

(g)Each Note Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Note Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

(h)In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Note Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Note Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuers to Holders and the Trustee.

(i)Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in relation to Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Note Guarantor further agrees that, as between it, on the one hand, and Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Note Guarantor for the purposes of this Section 10.01.

(j)Each Note Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any holder in enforcing any rights under this Section 10.01.

(k)Upon request of the Trustee, each Note Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 10.02    Limitation on Liability.

(a)Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Note Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b)A Note Guarantee by any Note Guarantor shall terminate and be of no further force or effect and such Note Guarantor shall be deemed to be released from all obligations under this Article 10:

(i)upon the occurrence of a Collateral Release Event;

(ii)at such time as such Note Guarantor is either: (A) not an issuer or guarantor of any item of Indebtedness for Borrowed Money (whether by repayment or otherwise) and any other Equally and Ratably Secured Indebtedness and ceases (or substantially concurrently will cease) to be the guarantor of any Equally and Ratably Secured Indebtedness (or such Subsidiary Guarantor’s obligations with respect to all Equally and Ratably Secured Indebtedness shall cease to exist substantially concurrently with such release of its Note Guarantee); or (B) released or relieved as an issuer or guarantor of its obligations of an item of Indebtedness for Borrowed Money (whether by repayment or otherwise) and not an issuer or guarantor of any other Equally and Ratably Secured Indebtedness and ceases (or substantially concurrently will cease) to be the guarantor of any Equally and Ratably Secured Indebtedness (or such Subsidiary Guarantor’s obligations with respect to all Equally and Ratably Secured Indebtedness shall cease to exist substantially concurrently with such release of its Note Guarantee);

(iii)upon the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of (i) all or substantially all the assets of or (ii) any Equity Interests of the Capital Stock (including any sale, disposition or other transfer following which the applicable Note Guarantor is no longer a Subsidiary), of such Note Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Indenture; and

(iv)upon the Issuers’ exercise of their legal defeasance option or covenant defeasance option under Article 8 or if the Issuers’ obligations under this Indenture are discharged in accordance with the terms of this Indenture.

Section 10.03    [Reserved].

Section 10.04    No Waiver.

Neither a failure nor a delay on the part of either the Trustee or Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.
Section 10.05    Modification.

No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Note Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Note Guarantor in any case shall entitle any Note Guarantor to any other or further notice or demand in the same, similar or other circumstances.
Section 10.06    Execution of Supplemental Indenture for Future Note Guarantors.

Each Subsidiary and other Person which is required to become a Note Guarantor of any series of Notes pursuant to the terms of this Indenture (as supplemented by the supplemental indenture with respect to such Notes) shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit E hereto pursuant to which such Subsidiary or other Person shall become a Note Guarantor under this Article 10 and shall guarantee the Notes. Concurrently with the execution and delivery of such supplemental indenture, the Issuers shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or other Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Note Guarantor is a valid and binding obligation of such Note Guarantor, enforceable against such Note Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.
Section 10.07    Non-Impairment.

The failure to endorse a Guarantee on any Note shall not affect or impair the validity thereof.
ARTICLE 11
THE ESCROW ISSUER

Section 11.01    The Escrow Issuer.

The Escrow Issuer agrees, from and until an escrow release date specified in a supplemental indenture, that the Escrow Issuer will restrict its primary activities to issuing capital stock and receiving capital contributions, performing its obligations in respect of the Notes under this Indenture and any supplemental indenture related thereto and the applicable escrow agreement, consummating the release of funds from escrow release, redeeming the Notes pursuant to a special mandatory redemption specified in any supplemental indenture, if applicable, and conducting such other activities as are necessary or appropriate to carry out the activities described above. Prior to an escrow release date, the Escrow Issuer shall not own, hold or otherwise have any interest in any material assets other than the escrow account, cash and Eligible Escrow Investments and its rights under the applicable escrow agreement.
ARTICLE 12
MISCELLANEOUS

Section 12.01    Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.
Section 12.02    Notices.

Any notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if made by hand delivery, first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, and addressed as follows:
If to the Issuers:

Charter Communications Operating, LLC
Charter Communications Operating Capital Corp.
CCO Safari II, LLC
c/o Charter Communications, Inc.
12405 Powerscourt Drive, Suite 100
St. Louis, Missouri 63131
Facsimile No.: (314) 965-6640
Attention: Corporate Secretary

With a copy to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Facsimile No.: (212) 446-4900
Attention: Christian O. Nagler, Esq.

If to the Trustee and/or the Collateral Agent:
The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Facsimile No.: (312) 827-8542
Attention: Corporate Trust Administration

The Issuers, the Trustee or the Collateral Agent, may designate additional or different addresses for subsequent notices or communications by notice to each other Person.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Issuers mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
Section 12.03    Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 12.04    Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:
(i)an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05    Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:
(i)a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06    Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.07    No Personal Liability of Directors, Officers, Employees, Members and Stockholders.

No director, officer, employee, incorporator, member or stockholder of the Issuers or any Note Guarantor, as such, shall have any liability for any obligations of the Issuers or Note Guarantor under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 12.08    Governing Law.

THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES AND ANY GUARANTEE WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR ANY GUARANTEE.
Section 12.09    No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.10    Successors.

All agreements of the Issuers in this Indenture and the Notes, as the case may be, shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11    Severability.

In case any provision in this Indenture or the Notes, as the case may be, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.12    Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 12.13    Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions.
Section 12.14    Waiver of Jury Trial.

EACH OF THE ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 12.15    Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
ARTICLE 13
SATISFACTION AND DISCHARGE

Section 13.01    Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect with respect to the Notes of any series (except as to any surviving rights of registration of transfer or exchange of Notes of such series herein expressly provided for), and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such series of Notes, when
(1)either:

(a)all Notes of such series theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)all Notes of such series not theretofore delivered to the Trustee for cancellation

(i)have become due and payable, or

(ii)will become due and payable at their Stated Maturity within one year, or

(iii)are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers, in the case of (i), (ii) or (iii) above, have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the maturity or redemption thereof, as the case may be;

(2)the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers; and

(3)each of the Issuers has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article 13, the obligations of the Issuers to the Trustee under Section 7.07, and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 13.01, the obligations of the Trustee under Section 13.02 shall survive such satisfaction and discharge.
Section 13.02    Application of Trust Money.

All money deposited with the Trustee pursuant to Section 13.01 with respect to any series of Notes shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.
ARTICLE 14
COLLATERAL

Section 14.01    Security Documents.

From and after the Escrow Release Date, the due and punctual payment of the principal of, premium (if any) and interest, if any, on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium (if any) and interest, if any, on the Notes and performance of all other obligations of the Issuers and the Note Guarantors to the Holders or the Trustee and the Notes (including, without limitation, the Note Guarantees), according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents. The Issuer shall, and shall cause the Subsidiary Guarantors to, take any and all actions and make all filings (including the filing of UCC financing statements, continuation statements and amendments thereto) required to create and maintain, as security for the Obligations of the Issuers and the Guarantors to the Secured Parties under this Indenture, the Notes, the Note Guarantees and the Security Documents, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreement and the Security Documents), in favor of the Collateral Agent for the benefit of the Holders and the Trustee subject to no Liens other than Permitted Liens.
Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) and the Intercreditor Agreement, as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and appoints The Bank of New York Mellon Trust Company, N.A. as the Trustee and the Collateral Agent (and each successor Trustee and Collateral Agent), and each Holder authorizes and directs the Trustee and the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement and for the Trustee to enter into the Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance with respect to the provisions thereof. The Holders consent and agree to be bound by the terms of the Security Documents and the Intercreditor Agreement, as the same may be in effect from time to time, and agrees to perform their obligations thereunder in accordance therewith.
Section 14.02    Collateral Agreement.

This Article 14 and the provisions of each other Security Document are subject to the terms, conditions and benefits set forth therein and the Intercreditor Agreement. The Issuers and each of the Note Guarantors consent to, and agree to be bound by, the terms of the Security Documents, as the same may be in effect from time to time, and to perform their obligations thereunder in accordance therewith.
Section 14.03    Release of Collateral.

The Liens on the Collateral shall be automatically released:
(1)with respect to any series of Notes, in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Notes of such series;

(2)with respect to any series of Notes, in whole, upon satisfaction and discharge of this Indenture with respect to such Notes pursuant to Article 13;

(3)with respect to any series of Notes, in whole, upon a legal defeasance or covenant defeasance with respect to such Notes as set forth under Article 8;

(4)as to any property or asset constituting Collateral that is sold or otherwise disposed of by the Issuers or any Note Guarantor in a transaction not prohibited by this Indenture at the time of such sale or disposition;

(5)as to any property or assets constituting Collateral owned by a Note Guarantor that is released from its Note Guarantee in accordance with this Indenture;

(6)with respect to any series of Notes, in whole or in part, with the consent of Holders of the requisite percentage of Notes of such series in accordance with Article 9;

(7)to the extent required in accordance with the applicable provisions of the Security Documents and the Intercreditor Agreement;

(8)in whole, upon a Collateral Release Event;

(9)in accordance with clauses (b) and (d) of Section 4.06; and

(10)as to any Collateral at such time as such Collateral (A) no longer secures indebtedness previously secured and does not secure any Equally and Ratably Secured Indebtedness (or such Collateral will no longer secure any Equally and Ratably Secured Indebtedness substantially concurrently with such release of Liens on such Collateral) or (B) does not secure any Equally and Ratably Secured Indebtedness (or such Collateral will no longer secure any Equally and Ratably Secured Indebtedness substantially concurrently with such release of Liens on such Collateral), provided, however, that, in the case of any release in whole pursuant to clauses (1), (2) or (3) above, all amounts owing to the Trustee under this Indenture with respect to such series of Notes have been paid or duly provided for.
Upon compliance by the Issuers with the conditions precedent set forth above, and delivery to the Trustee of an Officers’ Certificate and Opinion of Counsel, the Trustee or the Collateral Agent shall promptly execute and deliver such documents and other instruments and authorize the making of such filings and registrations as may be necessary, requested and provided by the Issuers to evidence the release and re-conveyance to the Issuers or the applicable Note Guarantor of the applicable Collateral.
Any certificate or opinion required by Section 314(d) of the Trust Indenture Act in connection with obtaining the release of Collateral may be made by an Officer of CCO, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.
Notwithstanding anything to the contrary in this Indenture, the Issuers and the Subsidiary Guarantors will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine in good faith, based on the advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or the relevant portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.

Section 14.04    Collateral Agent.

The Collateral Agent shall hold (directly or through co-trustees or agents), and will be entitled to enforce, all Liens on the Collateral created by the Security Documents.
Except as provided in the Collateral Agreement, the Collateral Agent shall not be obligated:
(1)    to act upon directions purported to be delivered to it by any Person;
(2)    to foreclose upon or otherwise enforce any Lien; or
(3)    to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.
Section 14.05    Further Assurances; Insurance.

The Issuers and each of the Note Guarantors shall cause to be done all acts and things that may be required, or that the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds duly created and enforceable and perfected Liens upon the Collateral, in each case, as contemplated by, and with the Lien priority required under, the Security Documents and the Intercreditor Agreement, and subject to the limitations set forth therein.
Upon reasonable request of the Collateral Agent or otherwise provided under the Collateral Agreement, at any time and from time to time, the Issuers and each of the Note Guarantors will promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Security Documents.
[Signatures on following page]

Dated as of July 23, 2015
Charter Communications Operating, LLC,
as an Issuer

By: /s/Thomas M. Degnan
Name: Thomas M. Degnan
Title: Senior Vice President - Finance and Corporate Treasurer
Charter Communications Operating Capital Corp., as an Issuer
By: /s/Thomas M. Degnan
Name: Thomas M. Degnan
Title: Senior Vice President - Finance and Corporate Treasurer
CCO Safari II, LLC, as an Issuer
By: /s/Thomas M. Degnan
Name: Thomas M. Degnan
Title: Senior Vice President - Finance and Corporate Treasurer

[Signature Page to Base Indenture]

The Bank of New York Mellon Trust Company, N.A., as Trustee
By: /s/Teresa Petta
Name: Teresa Petta
Title: Vice President

The Bank of New York Mellon Trust Company, N.A., as Collateral Agent
By: /s/Teresa Petta
Name: Teresa Petta
Title: Vice President

[Signature Page to Base Indenture]

EXHIBIT A
[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.] 1
[THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) (A) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE

————————————————————
1    Include Global Note Legend, if applicable.

REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (II) TO CCO, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE NOTE EVIDENCED HEREBY.] 2
[THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]     3

————————————————————
2    Include Private Placement Legend, if applicable.
3    Include Regulation S Legend, if applicable.

[Face of Note]
CUSIP NO. [ ]
[•]% Senior Notes due [•]
No [ ]
$[ ]
[Charter Communications Operating, LLC
and
Charter Communications Operating Capital Corp.]

[CCO Safari II, LLC]
promise to pay to CEDE & CO. or to registered assigns the principal amount of $[ ] Dollars on [     ].
Interest Payment Dates: [    ] and [        ]
Record Dates: [    ] and [        ]
Subject to Restrictions set forth in this Note.

IN WITNESS WHEREOF, [each of Charter Communications Operating, LLC and Charter Communications Operating Capital Corp.] [CCO Safari II, LLC] has caused this instrument to be duly executed.
Dated: [    ]

[CHARTER COMMUNICATIONS OPERATING, LLC
By:
Name:
Title

By:
Name:
Title

[CHARTER COMMUNICATIONS OPERATING CAPITAL CORP.
By:
Name:
Title]

By:
Name:
Title

[CCO SAFARI II, LLC, as an Issuer
By:
Name:
Title

By:
Name:
Title]

This is one of the Notes referred to in the within-mentioned Indenture:
Dated: [    ]
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:____________________________________
Authorized Signatory

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
[Charter Communications Operating, LLC
Charter Communications Operating Capital Corp.]
[CCO Safari II, LLC]
c/o [Charter Communications Operating, LLC
12405 Powerscourt Drive, Suite 100
St. Louis, Missouri 63131]

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Facsimile No.: (312) 827-8542
Attention: Corporate Trust Administration
Re: Charter Communications Operating, LLC and Charter Communications Operating Capital Corp.
☐    [ ]% Senior Secured Notes due [ ] (CUSIP [ ]) (the “Notes”)
Reference is hereby made to the Indenture, dated as of July 23, 2015 (as amended, supplemented or otherwise modified, the “Indenture”), among Charter Communications Operating, LLC (the “Company”), Charter Communications Operating Capital Corp. (“Capital Corp”), CCO Safari II, LLC (together with the Company and Capital Corp, the “Issuers”), the guarantor party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
__________________(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $__________ in such Note[s] or interests (the “Transfer”), to__________________(the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
☐    1. Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United

States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
☐    2. Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903 (b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act. If the Transfer of the beneficial interest occurs prior to the expiration of the 40-day distribution compliance period set forth in Regulation S, the transferred beneficial interest will be held immediately thereafter through Euroclear or Clearstream.
☐    3. Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
☐    (i) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or
☐    (ii) such Transfer is being effected to the Company or a subsidiary thereof; or
☐    (iii) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or
☐    (iv) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted

Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.
☐    4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
☐    (i) Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
☐    (ii) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
☐    (iii) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.
_______________________
[Insert Name of Transferor]

By_____________________
Name:
Title:
Dated:__________________

ANNEX A TO CERTIFICATE OF TRANSFER
1. The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
☐    (a) a beneficial interest in the:
☐    (i) Rule 144A Global Note (CUSIP_______), or
☐    (ii) Regulation S Global Note (CUSIP_______), or
☐    (b) a Restricted Definitive Note.
2. After the Transfer the Transferee will hold:
[CHECK ONE]
☐    (a) a beneficial interest in the:
☐    (i) Rule 144A Global Note (CUSIP_______), or
☐    (ii) Regulation S Global Note (CUSIP_______), or
☐    (iii) Unrestricted Global Note (CUSIP_______), or
☐    (b) a Restricted Definitive Note; or
☐    (c) an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
[Charter Communications Operating, LLC
Charter Communications Operating Capital Corp.]
[CCO Safari II, LLC]
c/o [Charter Communications, Inc.
12405 Powerscourt Drive, Suite 100
St. Louis, Missouri 63131]

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Facsimile No.: (312) 827-8542
Attention: Corporate Trust Administration
Re: Charter Communications Operating, LLC and Charter Communications Operating Capital Corp.

☐    [ ]% Senior Secured Notes due [    ] (CUSIP [    ]) (the “Notes”)
Reference is hereby made to the Indenture, dated as of July 23, 2015 (as amended, supplemented or otherwise modified, the “Indenture”), among Charter Communications Operating, LLC (the “Company”), Charter Communications Operating Capital Corp. (“Capital Corp”), CCO Safari II, LLC (together with the Company and Capital Corp, the “Issuers”) and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
_______________(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $________________in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
☐    (i) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. If the Exchange is from beneficial interest in a Regulation S Global Note to beneficial interest in an Unrestricted Global

Note, the Owner further certifies that it is either (x) a non-U.S. Person to whom Notes would be transferred in accordance with Regulation S or (y) a U.S. Person who purchased Notes in a transaction that did not require registration under the Securities Act.
☐    (ii) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
☐    (iii) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. If the Exchange is from beneficial interest in a Regulation S Global Note to an Unrestricted Definitive Note, the Owner further certifies that it is either (x) a non-U.S. Person to whom Notes could be transferred in accordance with Regulation S or (y) a U.S. Person who purchased Notes in a transaction that did not require registration under the Securities Act.
☐    (iv) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
☐    (i) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. If the Exchange is from beneficial interest in a Regulation S Global

Note to a Restricted Definitive Note, the Owner further certifies that it is either (x) a non-U.S. Person to whom Notes could be transferred in accordance with Regulation S or (y) a U.S. Person who purchased Notes in a transaction that did not require registration under the Securities Act. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
☐    (ii) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]
☐    Rule 144A Global Note or ❑ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.
_______________________
[Insert Name of Transferor]
By____________________
Name:
Title:
Dated:_________________

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

[Charter Communications Operating, LLC
Charter Communications Operating Capital Corp.]
[CCO Safari II, LLC]
c/o [Charter Communications, Inc.
12405 Powerscourt Drive, Suite 100
St. Louis, Missouri 63131]

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Facsimile No.: (312) 827-8542
Attention: Corporate Trust Administration
Re: Charter Communications Operating, LLC and Charter Communications Operating Capital Corp.

☐    [ ]% Senior Secured Notes due [    ] (CUSIP [ ]) (the “Notes”)
Reference is hereby made to the Indenture, dated as of July 23, 2015 (as amended, supplemented or otherwise modified, the “Indenture”), among Charter Communications Operating, LLC (the “Company”), Charter Communications Operating Capital Corp. (“Capital Corp”), CCO Safari II, LLC (together with the Company and Capital Corp, the “Issuers”) and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $__________aggregate principal amount of:
(i)❑ a beneficial interest in a Global Note, or

(ii)❑ a Definitive Note, we confirm that:

1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).
2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (a) to the Company or any subsidiary thereof, (b) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as

D-1

defined therein), (c) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (d) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (e) pursuant to the provisions of Rule 144(d) under the Securities Act or (f) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (a) through (e) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
___________________________________
[Insert Name of Transferor]
By_________________________________
Name:
Title:
Dated:________________

D-2

EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [ ], among [GUARANTOR] (the “New Guarantor”)[, a subsidiary of Charter Communications Operating, LLC (or its successor), a Delaware limited liability company, and Charter Communications Operating Capital Corp. (or its successor), a Delaware corporation[, CCO Safari II, LLC (or its successor), a Delaware limited liability company,] (together, the “Issuers”)], and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”) under the Indenture referred to below.
W I T N E S S E T H :
WHEREAS the Issuers have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of July 23, 2015, providing for the issuance of the Issuers’ Notes
WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Collateral Agent the Issuers and other Guarantors, if any, are authorized to execute and deliver this Supplemental Indenture;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of Holders as follows:
1.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
2.    Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing guarantors (if any), to unconditionally guarantee the Issuers’ Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
3.    Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 12.02 of the Indenture.
4.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental

E-1

Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.
5.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
6.    Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
8.    Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
[NEW GUARANTOR]
By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent
By:
Name:
Title:

E-2

EXHIBIT F

[Form of]

COLLATERAL AGREEMENT

made by

CHARTER COMMUNICATIONS OPERATING, LLC,

CHARTER COMMUNICATIONS OPERATING CAPITAL CORP.

and the other Grantors party hereto from time to time

in favor of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Collateral Agent

Dated as of [ ], 201[ ]

-i-

8.5	Successors and Assigns	17
8.6	Counterparts	17

8.7	Severability	17
8.8	Governmental Approvals	18
8.9	Section Headings	19
8.10	Integration	19
8.11	GOVERNING LAW	19
8.12	Submission to Jurisdiction; Waivers	19
8.13	Acknowledgments	20
8.14	Additional Grantors; Release	20
8.15	WAIVER OF JURY TRIAL	21
8.16	Intercreditor Agreement	21

SCHEDULES

Schedule 1	Notice Addresses

Schedule 2	Pledged Securities

Schedule 3	Perfection Matters

Schedule 4	Jurisdictions of Organization
Schedule 5    Intellectual Property
Schedule 6    List of Subsidiary Guarantors
ANNEXES
Annex 1    Form of Assumption Agreement

-ii-

COLLATERAL AGREEMENT
COLLATERAL AGREEMENT, dated as of [ ], 201[ ], made by CHARTER COMMUNICATIONS OPERATING, LLC (“CCO”) and CHARTER COMMUNICATIONS OPERATING CAPITAL CORP. (“CCO Capital” and, together with CCO, the “Issuers” and together with the Issuers and any other entity that may become a party hereto as provided herein, collectively, the “Grantors”, and individually, a “Grantor”), in favor of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”), for the Holders from time to time of the Notes (as defined below) pursuant to the Indenture, dated as of July 23, 2015 (as amended, supplemented or otherwise modified from time to time including, without limitation, by the First Supplemental Indenture referred to below, the “Indenture”), among CCO Safari II, LLC (“CCO Safari,” which has since merged with and into CCO), the Issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and collateral agent.
W I T N E S S E T H:
WHEREAS, CCO Safari issued 3.579% Senior Secured Notes due 2020, 4.464% Senior Secured Notes due 2022, 4.908% Senior Secured Notes due 2025, 6.384% Senior Secured Notes due 2035, 6.484% Senior Secured Notes due 2045 and 6.834% Senior Secured Notes due 2055 (collectively and together with any Additional Notes (as defined in the Indenture), the “Notes”) pursuant to the First Supplemental Indenture, dated as of July 23, 2015, by and among CCO Safari, CCH II, LLC, as limited guarantor thereto, the Trustee and the Collateral Agent;
WHEREAS, the Issuers have assumed all of the obligations of CCO Safari under the Notes pursuant to the Second Supplemental Indenture, dated as of the date hereof, by and among the Issuers, the guarantors party thereto, the Trustee and the Collateral Agent;
WHEREAS, upon consummation of the offering of the Notes, CCO Safari entered into an escrow agreement (the “Escrow Agreement”) with the Trustee and Bank of America, N.A., as escrow agent (in such capacity, the “Escrow Agent”), pursuant to which CCO Safari deposited into escrow accounts the gross proceeds from the offering of the Notes.
WHEREAS, it is a condition precedent to the release of the funds deposited in the escrow accounts to the Issuers (the “Escrow Release”) that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Holders.
NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree as follows:
SECTION 1. DEFINED TERMS

1.1    Definitions.

(a)Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms are used herein as defined in the Applicable UCC: Accounts, Certificated Security, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

(b)    The following terms shall have the following meanings:

“Additional Collateral”: all of the following property of the Issuers or any Subsidiary Guarantor, to the extent that a security interest in such property can be perfected by the filing of a Uniform Commercial Code financing statement: all Accounts, all Chattel Paper, all Documents, all Equipment, all Fixtures, all General Intangibles, all Instruments, all Intellectual Property, all Inventory, all Investment Property and all other property not otherwise described in this definition.
“Agreement”: this Collateral Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.
“Applicable UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Applicable UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
“CATV Franchise”: collectively, with respect to CCO and its Subsidiaries, (a) any franchise, license, permit, wire agreement or easement granted by any political jurisdiction or unit or other local, state or federal franchising authority (other than licenses, permits and easements not material to the operations of a CATV System) pursuant to which such Person has the right or license to operate a CATV System and (b) any law, regulation, ordinance, agreement or other instrument or document setting forth all or any part of the terms of any franchise, license, permit, wire agreement or easement described in clause (a) of this definition.
“CATV System”: any cable distribution system owned or acquired by CCO or any of its Subsidiaries which receives audio, video, digital, other broadcast signals or information or telecommunications by cable, optical, antennae, microwave or satellite transmission and which amplifies and transmits such signals to customers of CCO or any of its Subsidiaries.
“CCH”: Charter Communications Holdings, LLC, a Delaware limited liability company, together with its successors.
“Collateral”: as defined in Section 2.1.
“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 7.2.
“FCC”: the Federal Communications Commission and any successor thereto.
“FCC License”: any community antenna relay service, broadcast auxiliary license, earth station registration, business radio, microwave or special safety radio service license issued by the FCC pursuant to the Communications Act of 1934, as amended.
“Foreign Subsidiary”: any Subsidiary organized under the laws of any jurisdiction outside the United States of America.
“Foreign Subsidiary Voting Equity Interests”: the voting Equity Interests of any Foreign Subsidiary.

“Grantor”: as defined in the preamble.
“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).
“Indenture Documents”: the Indenture, the Notes,this Agreement, the other Security Documents and any other document made, delivered or given in connection with any of the foregoing to which a Grantor is party that is designated as an Indenture Document.
“Intellectual Property”: the collective reference to all rights, priorities and privileges in and to the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, in each case, whether arising under United States, multinational or foreign laws or otherwise, including the right to receive all proceeds and damages therefrom.
“Intercompany Obligations”: all obligations, whether constituting General Intangibles or otherwise, owing to the Issuers or any Subsidiary Grantor by any Affiliate of the Issuers or such Subsidiary Grantor.
“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Applicable UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.
“License”: as to any Person, any license, permit, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by any Governmental Authority or other Person necessary or appropriate for such Person to own, maintain, or operate its business or property, including FCC Licenses and CATV Franchises.
“Obligations”: the collective reference to the unpaid principal of and, premium and interest, if any, on the Notes and related guarantees and all other obligations and liabilities of the Grantors (including, without limitation, any increase in the aggregate principal amount of the Notes together with any fees and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Grantors, whether or not a claim for such fees or interest are allowed in such proceeding) to the Collateral Agent, the Trustee or any Holder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, this Agreement, any Indenture Document or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel that are required to be paid by such Grantor pursuant to the terms of this Agreement or any other Indenture Document).
“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 5, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 5, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”: all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5 (it being understood that oral agreements are not required to be listed on Schedule 5).
“Pledged Issuers”: the collective reference to each issuer of any Pledged Securities.
“Pledged LLC Interests”: in each case, whether now existing or hereafter acquired, all of a Grantor’s right, title and interest in and to:
(i)    any Pledged Issuer (other than any Non-Recourse Subsidiary) that is a limited liability company, but not any of such Grantor’s obligations from time to time as a holder of interests in any such Pledged Issuer (unless the Collateral Agent or its designee, on behalf of the Collateral Agent, shall elect to become a holder of interests in any such Pledged Issuer in connection with its exercise of remedies pursuant to the terms hereof);
(ii)    any and all moneys due and to become due to such Grantor now or in the future by way of a distribution made to such Grantor in its capacity as a holder of interests in any such Pledged Issuer or otherwise in respect of such Grantor’s interest as a holder of interests in any such Pledged Issuer;
(iii)    any other property of any such Pledged Issuer to which such Grantor now or in the future may be entitled in respect of its interests in any such Pledged Issuer by way of distribution, return of capital or otherwise;
(iv)    any other claim or right which such Grantor now has or may in the future acquire in respect of its interests in any such Pledged Issuer;
(v)    the organizational documents of any such Pledged Issuer;
(vi)    all certificates, options or rights of any nature whatsoever that may be issued or granted by any such Pledged Issuer to such Grantor while this Agreement is in effect; and
(vii)    to the extent not otherwise included, all Proceeds of any or all of the foregoing.
“Pledged Notes”: any promissory note evidencing loans made by any Grantor to any member of the Charter Group, including in each case without limitation, all promissory notes listed on Schedule 2.
“Pledged Partnership Interests”: in each case, whether now existing or hereafter acquired, all of a Grantor’s right, title and interest in and to:
(i)    any Pledged Issuer (other than any Non-Recourse Subsidiary) that is a partnership, but not any of such Grantor’s obligations from time to time as a general or limited partner, as the case may be, in any such Pledged Issuer (unless the Collateral Agent or its designee, on behalf of the Collateral Agent, shall elect to become a general or limited partner, as the case may be, in any such Pledged Issuer in connection with its exercise of remedies pursuant to the terms hereof);
(ii)    any and all moneys due and to become due to such Grantor now or in the future by way of a distribution made to such Grantor in its capacity as a general partner or limited part-

ner, as the case may be, in any such Pledged Issuer or otherwise in respect of such Grantor’s interest as a general partner or limited partner, as the case may be, in any such Pledged Issuer;
(iii)    any other property of any such Pledged Issuer to which such Grantor now or in the future may be entitled in respect of its interests as a general partner or limited partner, as the case may be, in any such Pledged Issuer by way of distribution, return of capital or otherwise;
(iv)    any other claim or right which such Grantor now has or may in the future acquire in respect of its general or limited partnership interests in any such Pledged Issuer;
(v)    the partnership agreement or other organizational documents of any such Pledged Issuer;
(vi)    all certificates, options or rights of any nature whatsoever that may be issued or granted by any such Pledged Issuer to such Grantor while this Agreement is in effect; and
(vii)    to the extent not otherwise included, all Proceeds of any or all of the foregoing.
“Pledged Receivables”: the collective reference to all Receivables pledged by any Grantor as Collateral.
“Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock, together with the Proceeds thereof.
“Pledged Stock”: the Equity Interests listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests with respect to the Issuers, any Subsidiary Grantor, and of any Person (other than any Non-Recourse Subsidiary) that may be issued or granted to, or held by the Issuers or any Subsidiary Grantor, while this Agreement is in effect including, in any event, the Pledged LLC Interests and Pledged Partnership Interests.
“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the Applicable UCC and, in any event, shall include, without limitation, all dividends, distributions or other income from the Pledged Securities and Investment Property, collections thereon or distributions or payments with respect thereto.
“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).
“Requirement of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Securities Act”: the Securities Act of 1933, as amended.
“Secured Parties”: the collective reference to the Collateral Agent, the Holders and the Trustee.

“Subsidiary Grantor”: any Subsidiary of CCO (other than CCO Capital) that is a Grantor.
“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 5, and (ii) the right to obtain all renewals thereof.
“Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5 (it being understood that oral agreements are not required to be listed on Schedule 5).
1.2    Other Definitional Provisions.

(a)The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(d)All capitalized terms not defined herein shall have the meaning ascribed to them in the Indenture.

SECTION 2.    GRANT OF SECURITY INTEREST

2.1    Collateral. Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (subject to the last paragraph of this Section 2.1, collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a)    all Pledged Securities;
(b)    all Intercompany Obligations;
(c)    all Additional Collateral;
(d)    all books and records pertaining to the Collateral; and

(e)    to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing, all collateral security and guarantees given by any Person with respect to any of the foregoing and any Instruments evidencing any of the foregoing.
Notwithstanding any of the other provisions set forth in any subsection of this Section 2.1 or any other provision of this Agreement, (i) this Agreement shall not constitute a grant of a security interest in, and the Collateral shall not include, (x) any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement (including any joint venture, partnership or limited liability company operating agreement, unless the same relates to a Wholly Owned Subsidiary), instrument or other document evidencing or giving rise to such property except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law (it being understood that, subject to the limitations set forth in this paragraph, it is the intent of the parties that the Collateral include all FCC Licenses, CATV Franchises, , the economic value thereof and all Proceeds thereof), (y) any property that is subject to a purchase money security interest permitted by the Indenture for so long as it is subject to such security interest or (z) any Equity Interests or other securities of any Subsidiary of the Issuers in excess of the maximum amount of such Equity Interests or securities that could be included in the Collateral without creating a requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended, for separate financial statements of such Subsidiary to be included in filings by the Charter Group with the SEC (or any other governmental agency) and (ii) in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Equity Interest of any Foreign Subsidiary constitute Collateral or be required to be pledged hereunder.
SECTION 3. CERTIFICATED INTERESTS
3.1    Pledged Partnership Interests. Concurrently with the delivery to the Collateral Agent of any certificate representing any Pledged Partnership Interests, the relevant Grantor shall, if requested by the Collateral Agent, deliver an undated power covering such certificate, duly executed in blank by such Grantor.
3.2    Pledged LLC Interests. Concurrently with the delivery to the Collateral Agent of any certificate representing any Pledged LLC Interests, the relevant Grantor shall, if requested by the Collateral Agent, deliver an undated power covering such certificate, duly executed in blank by such Grantor.

SECTION 4.    REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party that:
4.1    Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens not prohibited to exist on the Collateral by the Indenture, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Indenture Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the Collateral Agent and each Secured Party understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Collateral Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

4.2    Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens not prohibited by the Indenture.

4.3    Jurisdiction of Organization. On the date hereof, such Grantor’s jurisdiction of organization is specified on Schedule 4.

4.4    Pledged Securities.The Equity Interests pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Pledged Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 66% of the outstanding Foreign Subsidiary Voting Stock of each relevant Pledged Issuer.

(a)Except with respect to Pledged Stock from time to time constituting an immaterial portion of the Collateral, all the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(b)None of the Pledged LLC Interests or Pledged Partnership Interests constitutes a security under Section 8-103 of the Applicable UCC or the corresponding code or statute of any other applicable jurisdiction.

(c)Except with respect to Pledged Notes from time to time constituting an immaterial portion of the Collateral, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and the implied covenant of good faith and fair dealing.

(d)Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and any Liens not prohibited by the Indenture.

SECTION 5.    COVENANTS

Each Grantor covenants and agrees that, from and after the date of this Agreement until the Obligations shall have been paid in full or the relevant Collateral has been released in accordance with Section 8.14:
5.1    Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper with a face value of $5,000,000 or more, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Collateral Agent, duly indorsed, to be held as Collateral pursuant to this Agreement.

5.2    Insurance. All insurance maintained by any Grantor with respect to the Collateral shall name the Collateral Agent as insured party or loss payee, as applicable and customary.

5.3    Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall take all reasonable and necessary actions to maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)Such Grantor will furnish to the Collateral Agent and the Holders from time to time statements and schedules further identifying and describing the assets and property of such Grantor constituting, or intended to constitute, Collateral and such other reports in connection therewith as the Collateral Agent may reasonably request, all in reasonable detail.

(c)The Grantors shall at all times ensure that the Collateral Agent, for the benefit of the Secured Parties, has a perfected security interest in the Collateral to the same extent as all Equally and Ratably Secured Indebtedness.

5.4    Changes in Locations, Name, etc. Such Grantor will not, except upon prior written notice to the Collateral Agent:

(a)    change its jurisdiction of organization; or
(b)    change its name to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become seriously misleading;
unless, within 30 days of the taking of any such actions, such Grantor delivers to the Collateral Agent notice of such change and evidence that all steps necessary to maintain the validity, perfection and priority of the security interests provided for herein have been taken.
5.5    Pledged Securities.

(a)If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Pledged Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the Holders, hold the same in trust for the Collateral Agent and the Holders, and, with respect to Pledged Stock constituting securities under and as defined in Section 8-103 of the Applicable UCC, deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated power covering such certificate duly executed in blank by such Grantor, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. During the continuance of an Event of Default, after written notice from the Collateral Agent, any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Pledged Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Pledged Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Gran-

tor, during the continuance of an Event of Default, after notice from the Collateral Agent, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Holders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b)No Grantor shall (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction not prohibited by the Indenture), (ii) create, incur or permit to exist any Lien, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or Liens not prohibited under the Indenture or (iii) enter into any agreement or undertaking restricting, directly or indirectly, the right or ability of the Collateral Agent to sell, assign or transfer any of the Pledged Securities hereunder or Proceeds thereof.

(c)In the case of each Grantor which is an Pledged Issuer, such Pledged Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.5(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.1(c) and 6.5 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.1(c) or 6.5 with respect to the Pledged Securities issued by it.

SECTION 6.    REMEDIAL PROVISIONS

6.1    Investment Property.

(a)Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given written notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.1(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent not prohibited by the Indenture, and to exercise all voting and organizational rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or right exercised or other action taken which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Indenture, this Agreement or any other Indenture Document.

(b)If an Event of Default shall occur and be continuing and the Collateral Agent shall give written notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order specified in Section 6.3, and (ii) any or all of the Pledged Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may but is under no obligation to thereafter exercise (x) all voting, organizational and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Pledged Issuer or Pledged Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Pledged Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral

Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)Each Grantor hereby authorizes and instructs each Pledged Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Pledged Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.

6.2    Proceeds To Be Turned Over to Collateral Agent. In addition to the rights of the Collateral Agent and the Holders specified in Section 6.7 with respect to payments of Pledged Receivables, if an Event of Default shall occur and be continuing, following written notice from the Collateral Agent, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Holders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Holders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.3.

6.3    Application of Proceeds. At such intervals as may be agreed upon by the Issuers and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account in payment of the Obligations in the order specified in the Indenture, and any part of such funds which the Collateral Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Collateral Agent to the Issuers or as a court of competent jurisdiction shall direct. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, shall be paid over to the Issuers or as a court of competent jurisdiction shall direct.

6.4    Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Applicable UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or, to the extent permitted by law, private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any

Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the Applicable UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.5    Registration Rights.

(a)If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.4, and it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Pledged Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Pledged Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Pledged Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may by reason of such prohibitions be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Pledged Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Pledged Issuer would agree to do so.

(c)Each Grantor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.5 valid and binding and in compliance with any and all other applicable Re-

quirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.5 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.

6.6    Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any other Secured Party to collect such deficiency.

6.7    Certain Matters Relating to Pledged Receivables. The Collateral Agent hereby authorizes each Grantor pledging Receivables hereunder to collect such Grantor’s Pledged Receivables, provided that the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. At any time after the occurrence and during the continuance of an Event of Default, after written notice to such Grantor from the Collateral Agent, any payments of Pledged Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.3, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Pledged Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

6.8    Communications with Obligors; Grantors Remain Liable.

(a)The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Pledged Receivables to verify with them the existence, amount and terms of any Receivables.

(b)Upon the written request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Pledged Receivables that the Pledged Receivables have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c)Anything herein to the contrary notwithstanding, each Grantor pledging Receivables shall remain liable under each of the Pledged Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

SECTION 7.    THE COLLATERAL AGENT

7.1    Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Pledged Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Pledged Receivable or with respect to any other Collateral whenever payable;

(ii)in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the other Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)execute, in connection with any sale provided for in Section 6.4 or 6.5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v)(1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Patent or Trademark (along with the goodwill of the business to which any such Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and
(vi)exercise any of the Collateral Agent’s rights pursuant to Section 6.9.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given written notice of its intent to exercise its rights under this Section 7.1(a).
(b)If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, after prior notice to such Grantor, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on the Notes under the Indenture, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d)Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2    Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Applicable UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith. Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

7.3    Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent may deem appropriate to perfect the security interests of the Collateral Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property” in any such financing statements. Notwithstanding the foregoing authorizations, in no event shall the Collateral Agent be obligated to prepare or file any financing statements whatsoever, or to maintain the perfection of the security interest granted hereunder. Each Grantor agrees to prepare, record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Collateral now existing or hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and maintain perfected the Collateral, and to deliver a file stamped copy of each such financing statement or other evidence of filing to the Collateral Agent. Neither the Trustee nor the Collateral Agent shall be under any obligation whatsoever to file any such financing or continuation statements or to make any other filing under the UCC in connection with this Agreement.

7.4    Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and each Grantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the other Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8.    MISCELLANEOUS

8.1    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article 9 of the Indenture.

8.2    Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in the Indenture.

8.3    No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4    Enforcement Expenses; Indemnification.

(a)Each Grantor agrees to pay or reimburse the Collateral Agent for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Indenture Documents to which such Grantor is a party, including, without limitation, the reasonable and documented fees and disbursements of one firm of counsel (together with any special and local counsel) to the Collateral Agent to the extent the Issuers would be required to do so pursuant to the Indenture.

(b)Each Grantor agrees to pay, and to save the Collateral Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral to the extent the Issuers would be required to do so pursuant to the Indenture.

(c)Each Grantor agrees, jointly and severally, to pay, and to save the Collateral Agent harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Issuers would be required to do so pursuant to the Indenture.

(d)The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Indenture and the other Indenture Documents.

8.5    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and Guarantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their successors and assigns; provided that no Grantor or Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

8.6    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

8.7    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.8    Governmental Approvals.

(a)Notwithstanding anything herein to the contrary, this Agreement, the other Indenture Documents and the transactions contemplated hereby and thereby, prior to the exercise of any rights and remedies provided in this Agreement or the other Indenture Documents, including, without limitation, voting the Pledged Securities or a foreclosure of the security interest granted under this Agreement, except to the extent not prohibited by applicable Requirements of Law, (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Issuers or any Subsidiary of the Issuers by the Collateral Agent or the other Secured Parties, or control, affirmative or negative, direct or indirect, by the Collateral Agent or the other Secured Parties over the management or any other aspect of the operation of the Issuers or any Subsidiary of the Issuers, which ownership and control remains exclusively and at all times in the Issuers and such Subsidiary, and (ii) do not and will not constitute the transfer, assignment, or disposition in any manner, voluntarily or involuntarily, directly or indirectly, of any License at any time issued to the Issuers or any Subsidiary of the Issuers, or the transfer of control of the Issuers or any Subsidiary of the Issuers, including, without limitation, within the meaning of Section 310(d) of the Communications Act of 1934, as amended.

(b)Notwithstanding any other provision of this Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent with respect to, any of the Pledged Securities, as provided herein, or any other action taken or proposed to be taken by the Collateral Agent hereunder which would affect the operational, voting or other control of the Issuers or any Subsidiary of the Issuers, shall be in accordance with applicable Requirements of Law.

(c)Notwithstanding anything to the contrary contained in this Agreement or in any other Indenture Document, the Secured Parties shall not, without first obtaining the approval of the FCC or any other applicable Governmental Authority, take any action pursuant to this Agreement which would constitute or result in, or be deemed to constitute or result in, any assignment of a License, including, without limitation, any CATV Franchise of the Issuers or any Subsidiary of the Issuers, or any change of control of the Issuers or any Subsidiary of the Issuers, if such assignment or change in control would require, under then existing Requirements of Law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC or such other Governmental Authority.

(d)If the consent of the FCC or any other Governmental Authority is required in connection with any of the actions which may be taken by the Collateral Agent in the exercise of its rights under this Agreement or any of the other Indenture Documents during the continuance of an Event of Default, then the Issuers, at its sole cost and expense, shall use its reasonable best efforts to secure such consent and to cooperate fully with the Collateral Agent to secure such consent. Upon the exercise by the Collateral Agent of any power, right, privilege or remedy pursuant to this Agreement during the continuance of an Event of Default which requires any consent, approval, recording, qualification or authorization of the FCC or any other Governmental Authority or instrumentality, the Issuers will promptly prepare, execute, deliver and file, or will promptly cause the preparation, execution, delivery and filing of, all applications, certificates, instruments and other documents and papers that may be deemed necessary or advisable to obtain such governmental consent, approval, recording, qualification or authorization including, without limitation, the assignor’s or transferor’s portion of any application or applications for consent to the assignment of license necessary or appropriate under the rules and regulations of the FCC or any other Governmental Authority for approval of any sale, transfer or assignment to the Collateral Agent or any other Person of the Pledged Securities. Subject to the provisions of applicable law, if the Issuers fail or refuse to execute, or fails or refuse to cause another Person to execute, such documents, the Collateral Agent, as attorney-in-fact for the Issuers appointed pursuant to Section 7.1, or the clerk of any court of competent jurisdiction, may execute and file the same on behalf of the Issuers. In addition to the forego-

ing, during the continuance of an Event of Default the Issuers agree to take, or cause to be taken, any action which may be deemed necessary or advisable in order to obtain and enjoy the full rights and benefits granted to the other Secured Parties or the Collateral Agent by this Agreement and any other instruments or agreements executed pursuant hereto, including, without limitation, at the Issuers’ cost and expense, the exercise of the Issuers’ best efforts to cooperate in obtaining FCC or other governmental approval of any action or transaction contemplated by this Agreement or any other instrument or agreement executed pursuant hereto which is then required by law.

(e)the Issuers recognizes that the authorizations, permits and licenses held by the Issuers or any of their respective Subsidiaries are unique assets which may have to be assigned or transferred in order for the other Secured Parties to realize the value of the security interests granted to the Collateral Agent. The Issuers further recognize that a violation of this Section 8.8 could result in irreparable harm to the Secured Parties for which monetary damages are not readily ascertainable. Therefore, in addition to any other remedy which may be available to the Collateral Agent and other Secured Parties at law or in equity, the Collateral Agent and the other Secured Parties shall have the remedy of specific performance of the provisions of this Section 8.8. To enforce the provisions of this Section 8.8, the Collateral Agent is authorized to request the consent or approval of the FCC or other Governmental Authority to a voluntary or an involuntary assignment or transfer of control of any authorization, permit or license. In connection with the exercise of its remedies under this Agreement or under any of the other Indenture Documents, the Collateral Agent may obtain the appointment of a Collateral Agent or receiver to assume, upon receipt of all necessary judicial, FCC or other Governmental Authority consents or approvals, the control of any Person, subject to compliance with applicable Requirements of Law. Such Collateral Agent or receiver shall have all rights and powers provided to it by law or by court order or provided to the Collateral Agent under this Agreement.

8.9    Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10    Integration. This Agreement and the other Indenture Documents represent the agreement of each Grantor, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Indenture Documents.

8.11    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12    Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Indenture Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or pro-

ceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
8.13    Acknowledgments. Each Grantor hereby acknowledges that:

(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Indenture Documents to which it is a party;
(b)    neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Indenture Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Indenture Documents or otherwise exists by virtue of the transactions contemplated hereby among the other Secured Parties or among the Grantors and the other Secured Parties.
8.14    Additional Grantors; Release.

(a)Each Subsidiary of the Issuers that is required to become a party to this Agreement pursuant to the Indenture shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

(b)The Liens securing the Obligations will be released, in whole or in part, as provided in Section 14.03 of the Indenture. At such time as the Liens securing the Obligations are released in whole as provided in Section 14.03 of the Indenture, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(c)If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction not prohibited by the Indenture Documents, then the Collateral Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such

Collateral. At the request and sole expense of the Issuers, a Subsidiary Grantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Subsidiary Grantor shall be sold, transferred or otherwise disposed of in a transaction not prohibited by the Indenture.

8.15    WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.16    Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens on any Collateral granted to the Collateral Agent pursuant to this Agreement, and the exercise of any right or remedy by the Collateral Agent with respect to any such Collateral, are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement in effect at such time and the terms of this Agreement, the terms of Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, so long as the Intercreditor Agreement is effective, any requirement hereunder to deliver any Shared Collateral (as such term is defined in the Intercreditor Agreement) or the proceeds thereof to the Collateral Agent shall be deemed satisfied by delivery of such Shared Collateral to the Applicable Authorized Representative (as such term is defined in the Intercreditor Agreement).
8.17    Incorporation of Rights. The rights, privileges and immunities of the Trustee in the Indenture are hereby incorporated by reference and extended to the Collateral Agent in this Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.
CHARTER COMMUNICATIONS OPERATING, LLC, as Grantor
By:
Name:
Title:
CHARTER COMMUNICATIONS OPERATING, CAPITAL CORP., as Grantor
By:
Name:
Title:

[GRANTORS]
By:
Name:
Title:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent
By:
Name:
Title:

Schedule 1
NOTICE ADDRESSES

Schedule 2
DESCRIPTION OF PLEDGED SECURITIES
Pledged LLC Interests:

Name of Limited Liability Company	Type of Interest	Percentage of Interest Pledged

Pledged Partnership Interests:

Name of Pledged Issuer	Type of Interest	Percentage of Pledged

Pledged Stock of Corporations:

Name of Pledged Issuer	Class of Stock	Stock Certificate No.	Percentage of Shares Pledged

Pledged Notes:

Schedule 3
FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

Debtor Name	Filing Jurisdiction

Patent and Trademark Filings

Patent Owner	U.S. Registration No. of Patents	Filing Office
#

Actions with respect to Pledged Securities
Other Actions

Schedule 4
LOCATION OF JURISDICTION OF ORGANIZATION

Grantor	Jurisdiction of Organization

Schedule 5
PATENTS AND PATENT LICENSES

TRADEMARKS AND TRADEMARK LICENSES

Schedule 6
SUBSIDIARY GUARANTORS
[List Subsidiary Guarantors]

ACKNOWLEDGMENT AND CONSENT
The undersigned hereby acknowledges receipt of a copy of the Collateral Agreement, dated as of [ ], 201[ ] (as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), made by the Grantors party thereto for the benefit of [ ], as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent and the other Secured Parties as follows:
1.    The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.
2.    The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.5(a) of the Agreement.
3.    The terms of Sections 6.1(c) and 6.5 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.1(c) or 7.5 of the Agreement.
[NAME OF PLEDGED ISSUER]
By:
Name:
Title:
Address for Notices:

Fax:

Annext 1 to the
Collateral Agreement

ASSUMPTION AGREEMENT, dated as of ________________, ____, made by ______________________________, a ______________ (the “Additional Grantor”), in favor of [ ]., as Collateral Agent (in such capacity, the “Collateral Agent”), for the Holders pursuant to the indenture, dated as of July 23, 2015 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Charter Communications Operating, LLC (“CCO”), Charter Communications Operating Capital Corp. (together with CCO, the “Issuers”), The Bank of New York Mellon Trust Company, N.A., as Trustee and as Collateral Agent. All capitalized terms not defined herein shall have the meaning ascribed to them in the Indenture.
W I T N E S S E T H :
WHEREAS, CCO Safari issued 3.579% Senior Secured Notes due 2020, 4.464% Senior Secured Notes due 2022, 4.908% Senior Secured Notes due 2025, 6.384% Senior Secured Notes due 2035, 6.484% Senior Secured Notes due 2045 and 6.834% Senior Secured Notes due 2055 (collectively and together with any Additional Notes, the “Notes”) pursuant to the First Supplemental Indenture, dated as of July 23, 2015, by and among CCO Safari, CCH II, LLC, as limited guarantor thereto, the Trustee and the Collateral Agent;
WHEREAS, the Issuers have assumed all of the obligations of CCO Safari under the Notes pursuant to the Second Supplemental Indenture, dated as of [ ], by and among the Issuers, the guarantors party thereto, the Trustee and the Collateral Agent;
WHEREAS, in connection with the Indenture, the Issuers and certain of their Subsidiaries have entered into the Collateral Agreement, dated as of [ ], 201[ ] (as further amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), in favor of the Collateral Agent for the benefit of the Secured Parties;
WHEREAS, the Indenture requires the Additional Grantor to become a party to the Collateral Agreement; and
WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement;
NOW, THEREFORE, IT IS AGREED:
By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date (except for any representation and warranty that is made as of a specified earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date). Without limiting the generality of the foregoing, the Additional Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, of a security interest in, all of the Collateral now owned or at any time hereafter acquired by such Additional Grantor or in which such Additional Grantor now has or at any time in the future may acquire any right, title or interest as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Additional Grantor’s Obligations.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.
[ADDITIONAL GRANTOR]
By:
Name:
Title:

Annex 1-A to the
Assumption Agreement

Supplement to Schedule 1
Supplement to Schedule 2
Supplement to Schedule 3
Supplement to Schedule 4
Supplement to Schedule 5

EXHIBIT G
FORM OF INTERCREDITOR AGREEMENT

FIRST LIEN INTERCREDITOR AGREEMENT
Among
CHARTER COMMUNICATIONS OPERATING, LLC,
the other Grantors party hereto,
BANK OF AMERICA, N.A.,
as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as the Notes Collateral Agent for the Indenture Secured Parties
and
each Additional Agent from time to time party hereto
dated as of [ ], 201[ ]

FIRST LIEN INTERCREDITOR AGREEMENT dated as of [ ], 201[ ] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), Charter Communications Operating, LLC, a Delaware limited liability company (the “Borrower”), the other Grantors (as defined below) party hereto, Bank of America, N.A., as administrative agent for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”) and The Bank of New York Mellon Trust Company, N.A., as collateral agent for the Indenture Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”) and each Additional Agent from time to time party hereto for the Additional First Lien Secured Parties of the Series with respect to which it is acting in such capacity.
In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Agreement Collateral Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Notes Collateral Agent (for itself and on behalf of the Indenture Secured Parties) and each Additional Agent (for itself and on behalf of the Additional First Lien Secured Parties of the applicable Series) agree as follows:
ARTICLE I
Definitions
SECTION 1.10     Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement and the Indenture, as applicable, with the Credit Agreement controlling in the event of discrepancies, or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:
“Additional Agent” means the collateral agent and the administrative agent and/or trustee (as applicable) or any other similar agent or Person under any Additional First Lien Documents, in each case, together with its successors in such capacity.
“Additional First Lien Debt Facility” means one or more debt facilities, commercial paper facilities or indentures for which the requirements of Section 5.13 of this Agreement have been satisfied, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, letters of credit, notes or other borrowings, in each case, as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time; provided that none of the Credit Agreement, the TWC Indenture, the TWCE Indenture nor the Indenture shall constitute an Additional First Lien Debt Facility at any time.
“Additional First Lien Documents” means, with respect to any Series of Additional First Lien Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Indebtedness, and each other agreement entered into for the purpose of securing any Series of Additional First Lien Obligations.
“Additional First Lien Obligations” means, with respect to any Additional First Lien Debt Facility, (a) all principal of, and interest (including, without limitation, any interest, fees and other amounts which accrue after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional First Lien Debt Facility, (b) all other amounts payable to the related Additional First Lien Secured Parties under the related Additional First Lien Documents and (c) any renewals or extensions of the foregoing.

“Additional First Lien Secured Party” means, with respect to any Series of Additional First Lien Obligations, the holders of such Additional First Lien Obligations, the Additional Agent with respect thereto, any trustee or agent or any other similar agent or Person therefor under any related Additional First Lien Documents and the beneficiaries of each indemnification obligation undertaken by any Grantor under any related Additional First Lien Documents.
“Agreement” has the meaning assigned to such term in the preamble hereto.
“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of the Credit Agreement Obligations (other than Credit Agreement Obligations described in clause (ii) of the definition thereof) and (y) the Non-Applicable Authorized Representative Enforcement Date, the Credit Agreement Collateral Agent and (ii) from and after the earlier of (x) the Discharge of the Credit Agreement Obligations and (y) the Non-Applicable Authorized Representative Enforcement Date, the Major Non-Applicable Authorized Representative.
“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).
“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“Bankruptcy Law” means the Bankruptcy Code, and any other federal, state, province or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of Holdings or any of its Subsidiaries, or similar law affecting creditors’ rights generally.
“Borrower” has the meaning assigned to such term in the preamble hereto.
“Collateral” means all assets and properties subject to Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations.
“Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the Credit Agreement Collateral Agent, (ii) in the case of the Indenture Obligations, the Notes Collateral Agent, and (iii) in the case of any Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to this Agreement after the date hereof, the Additional Agent named for such Series in the applicable Joinder Agreement.
“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of First Lien Secured Parties whose Collateral Agent is the Applicable Authorized Representative for such Shared Collateral.
“Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of March 18, 1999, as amended and restated as of April 11, 2012, (as the same may be amended, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time), among the Borrower, Holdings, the lenders party thereto from time to time, Bank of America, N.A., as administrative agent, and the other parties thereto.
“Credit Agreement Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Credit Agreement Obligations” means (i) the “Obligations” as defined in the Credit Agreement and (ii) the TWC Notes Obligations.
“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement and the TWC Notes Secured Parties.
“Credit Agreement Security Agreement” means the “Guarantee and Collateral Agreement” as defined in the Credit Agreement.
“DIP Financing” has the meaning assigned to such term in Section 2.05(b).
“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).
“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).
“Discharge” means, with respect to any Shared Collateral and any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.
“Discharge of First Lien Obligations” means, with respect to any Shared Collateral, the Discharge of the applicable First Lien Obligations with respect to such Shared Collateral; provided that a Discharge of First Lien Obligations shall not be deemed to have occurred in connection with a Refinancing of such First Lien Obligations with additional First Lien Obligations secured by such Shared Collateral under an Additional First Lien Document which has been designated in writing by the applicable Collateral Agent (under First Lien Obligation so Refinanced) or by the Borrower, in each case, to each other Collateral Agent as a “First Lien Obligation” for purposes of this Agreement.
“Event of Default” means an “Event of Default” (or any other similarly defined term) as defined in any Secured Credit Document.
“First Lien Obligations” means, collectively, (i) the Credit Agreement Obligations, (ii) the Indenture Obligations, and (iii) each Series of Additional First Lien Obligations.
“First Lien Secured Parties” means (i) the Credit Agreement Secured Parties, (ii) the Indenture Secured Parties and (iii) the Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations.
“First Lien Security Documents” means the Credit Agreement Security Agreement, the Notes Security Agreement and each other agreement entered into in favor of any Collateral Agent for the purpose of securing any Series of First Lien Obligations.
“Grantors” means the Borrower and each other Subsidiary of the Borrower which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations. The Grantors existing on the date hereof are Holdings, the Borrower, CCO Capital and each party set forth on Annex I hereto.
“Holdings” means CCO Holdings, LLC a Delaware limited liability company.
“Impairment” has the meaning assigned to such term in Section 1.03.

“Indenture” means that certain Indenture dated as of July 23, 2015, among CCO Safari II, LLC (which has since merged with and into CCO), CCO, CCO Capital and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, as supplemented through the date hereof, and as may further be amended, restated, supplemented, increased or otherwise modified, refinanced or replaced.
“Indenture Obligations” means the “Obligations” as defined in the Notes Security Agreement.
“Indenture Secured Parties” means the “Secured Parties” as defined in the Notes Security Agreement.
“Insolvency or Liquidation Proceeding” means:
(1)    any case commenced by or against any Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Grantor, any receivership or assignment for the benefit of creditors relating to any Grantor or any similar case or proceeding relative to any Grantor or its creditors, as such, in each case whether or not voluntary;
(2)    any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
(3)    any other proceeding of any type or nature in which substantially all claims of creditors of any Grantor are determined and any payment or distribution is or may be made on account of such claims.
“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).
“Joinder Agreement” means a supplement to this Agreement in the form of Annex II hereof required to be delivered by an Additional Agent to the Applicable Authorized Representative pursuant to Section 5.13 hereto in order to establish an additional Series of Additional First Lien Obligations and become Additional First Lien Secured Parties hereunder.
“Major Non-Applicable Authorized Representative” means, with respect to any Shared Collateral, the Collateral Agent (other than the Credit Agreement Collateral Agent) of the Series of First Lien Obligations (other than the Credit Agreement Obligations) that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations (excluding the Series of Credit Agreement Obligations) with respect to such Shared Collateral.
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Non-Applicable Authorized Representative” means, at any time with respect to any Shared Collateral, any Collateral Agent that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.
“Non-Applicable Authorized Representative Enforcement Date” means, with respect to any Non-Applicable Authorized Representative, the date which is 90 days (throughout which 90 day period such Non-Applicable Authorized Representative was the Major Non-Applicable Authorized Rep-

resentative) after the occurrence of both (i) an Event of Default under and as defined in the Secured Credit Documents under which such Non-Applicable Authorized Representative is the Major Non-Applicable Authorized Representative and (ii) the Applicable Authorized Representative and each other Collateral Agent’s receipt of written notice from such Non-Applicable Authorized Representative certifying that (x) such Non-Applicable Authorized Representative is the Major Non-Applicable Authorized Representative and that an Event of Default under and as defined in the Secured Credit Documents under which such Non-Applicable Authorized Representative is the Collateral Agent has occurred and is continuing and (y) the First Lien Obligations of the Series with respect to which such Non-Applicable Authorized Representative is the Collateral Agent are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Secured Credit Documents; provided that the Non-Applicable Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Applicable Authorized Representative has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.
“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.
“Notes Collateral Agent” has the meaning assigned to such term in the preamble hereto.
“Notes Security Agreement” means the “Collateral Agreement” as defined in the Indenture.
“Possessory Collateral” means any Shared Collateral in the possession of any Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or any other applicable law. Possessory Collateral includes, without limitation, any certificated securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First Lien Security Documents.
“Proceeds” has the meaning assigned to such term in Section 2.01(a).
“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter alternative financing arrangements, in exchange or replacement for such Indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.
“Secured Credit Document” means (i) the Credit Agreement and each other Loan Document (as defined in the Credit Agreement), (ii) the Indenture, the Notes (as defined in the Indenture) and the Notes Security Agreement, (iii) the TWC Indenture, the TWCE Indenture, the TWC Notes, and (iv) each Additional First Lien Document.
“Senior Class Debt” shall have the meaning assigned to such term in Section 5.13.

“Senior Class Debt Parties” shall have the meaning assigned to such term in Section 5.13.
“Senior Class Debt Representative” shall have the meaning assigned to such term in Section 5.13.
“Senior Lien” means the Liens on the Collateral in favor of the First Lien Secured Parties under the First Lien Security Documents.
“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Indenture Secured Parties (in their capacity as such), and (iii) the Additional First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Collateral Agent (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Indenture Obligations, and (iii) the Additional First Lien Obligations incurred pursuant to any Additional First Lien Debt Facility or any related Additional First Lien Documents, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Collateral Agent (in its capacity as such for such Additional First Lien Obligations).
“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Collateral Agents) hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.
“TWC” means Time Warner Cable Inc., and any successor Person thereto.
“TWCE Indenture” means that certain Indenture dated as of April 30, 1992, among Time Warner Inc., Time Warner Entertainment Company, L.P., and The Bank of New York, as Trustee, as such Indenture may be amended, restated, supplemented, increased or otherwise modified, refinanced or replaced.
“TWC Indenture” means that certain Indenture dated as of April 9, 2007, among the TWC, TW NY Cable Holding Inc., as Guarantor, Time Warner Entertainment Company, L.P., as Guarantor, and The Bank of New York, as Trustee, as such Indenture may be amended, restated, supplemented, increased or otherwise modified, refinanced or replaced.
“TWC Notes” means any debt securities of TWC or any of its Subsidiaries (other than debt securities held by TWC or any of its Subsidiaries) on the date hereof.
“TWC Notes Obligations” means the “[TWC Notes Obligations]” as defined in the Credit Agreement Security Agreement to the extent secured by a Lien on any Collateral.
“TWC Notes Secured Parties” means any holder of any TWC Notes Obligations to the extent secured by a Lien on any Collateral.

“Uniform Commercial Code” or “UCC” means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
SECTION 1.02     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.
SECTION 1.03     Impairments. It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to Mortgaged Properties (as defined in the Credit Agreement) which applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the Secured Credit Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II
Priorities and Agreements with Respect to Shared Collateral
SECTION 2.01     Priority of Claims.
(a)    Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Applicable Authorized Representative is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of any Grantor or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Collateral Agent or any First Lien Secured Party and proceeds of any such distribution or payment (all proceeds of any sale, collection or other liquidation of any Shared Collateral and all proceeds of any such distribution or payment being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the First Lien Obligations of each Series on a ratable basis, with such Proceeds to be applied to the First Lien Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD, after the Discharge of all First Lien Obligations, to the Grantors or their successors or assigns, as their interests may appear, or otherwise, or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations, but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists. If, despite the provisions of this Section 2.01(a), any First Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.01(a), such First Lien Secured Party shall hold such payment or recovery in trust for the benefit of all First Lien Secured Parties for distribution in accordance with this Section 2.01(a).
(b)    It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.
(c)    Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Collateral Agent, for itself and on behalf of each applicable First Lien Secured Party, hereby agrees that (i) the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority and (ii) the benefits and proceeds of the Shared Collateral shall be shared among the First Lien Secured Parties as provided herein.

SECTION 2.02     Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.
(a)    With respect to any Shared Collateral, (i) only the Applicable Authorized Representative shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) and (ii) no Non-Applicable Authorized Representative or other Non-Controlling Secured Party shall or shall instruct the Applicable Authorized Representative to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only the Applicable Authorized Representative shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral; provided that, notwithstanding the foregoing, (i) in any Bankruptcy Case, any Collateral Agent or any other First Lien Secured Party may file a proof of claim or statement of interest with respect to the applicable series of First Lien Obligations owed to the applicable series of First Lien Secured Parties; (ii) any Collateral Agent or any other First Lien Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of First Lien Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Applicable Authorized Representative or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement; and (iii) any Collateral Agent or any other First Lien Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of such First Lien Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. Notwithstanding the equal priority of the Liens, the Applicable Authorized Representative may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Applicable Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Authorized Representative or Controlling Secured Party or any other exercise by the Applicable Authorized Representative or Controlling Secured Party of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party or Collateral Agent with respect to any Collateral not constituting Shared Collateral.
(b)    Each Collateral Agent agrees, for itself and on behalf of each applicable First Lien Secured Party, to be bound by the provisions of this Agreement.
(c)    Each Collateral Agent agrees, for itself and on behalf of each applicable First Lien Secured Party, that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other First Lien Secured Party to enforce this Agreement.
SECTION 2.03     No Interference; Payment Over.
(a)    Each Collateral Agent agrees, for itself and on behalf of each applicable First Lien Secured Party, that (i) it will not challenge, or support any other Person in challenging, in any pro-

ceeding the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Authorized Representative, (iii) it will not institute in any Bankruptcy Case or other proceeding any claim against the Applicable Authorized Representative or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Applicable Authorized Representative or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Applicable Authorized Representative or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (iv) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other First Lien Secured Party to enforce this Agreement.
(b)    Each Collateral Agent agrees, for itself and on behalf of each applicable First Lien Secured Party, that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties that have a security interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Applicable Authorized Representative, to be distributed in accordance with the provisions of Section 2.01 hereof.
SECTION 2.04     Automatic Release of Liens; Amendments to First Lien Security Documents.
(a)    If, at any time the Applicable Authorized Representative forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each Collateral Agent for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.
(b)    Each Collateral Agent agrees, for itself and on behalf of each applicable First Lien Secured Party, that each Collateral Agent may enter into any amendment to any First Lien Security Document that does not violate this Agreement.
(c)    Each Collateral Agent agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Authorized Representative to evidence and confirm any release of Shared Collateral provided for in this Section.

SECTION 2.05.     Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.
(a)    This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against Holdings or any of its Subsidiaries.
(b)    If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Collateral Agent agrees, for itself and on behalf of each applicable First Lien Secured Party, that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral unless the Applicable Authorized Representative, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, and (D) if any First Lien Secured Parties are granted adequate protection with respect to First Lien Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 of this Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Collateral Agent that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.
SECTION 2.06.     Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

SECTION 2.07.     Insurance. As between the First Lien Secured Parties, the Applicable Authorized Representative shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.
SECTION 2.08.     Refinancings. The First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Collateral Agent of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.
SECTION 2.09.     Possessory Collateral Agent as Gratuitous Bailee for Perfection.
(a)    The Applicable Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Shared Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee and agent for the benefit of each other First Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time after the Discharge of the First Lien Obligations of the Series for which the Applicable Authorized Representative is acting, the Applicable Authorized Representative shall (at the sole cost and expense of the Grantors), promptly deliver all Possessory Collateral to the Applicable Authorized Representative (after giving effect to the Discharge of such First Lien Obligations) together with any necessary endorsements reasonably requested by the Applicable Authorized Representative (or make such other arrangements as shall be reasonably requested by the Applicable Authorized Representative to allow the Applicable Authorized Representative to obtain control of such Possessory Collateral). Pending delivery to the Applicable Authorized Representative, each other Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee and agent for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.
(b)    The duties or responsibilities of the Applicable Authorized Representative and each other Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee and agent for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein.
ARTICLE III
Existence and Amounts of Liens and Obligations
SECTION 3.01.     Determinations with Respect to Amounts of Liens and Obligations. Whenever any Collateral Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Collateral Agent and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if any Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. Each Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other Person as a result of such determination.
ARTICLE IV
The Applicable Authorized Representative
SECTION 4.01.     Appointment and Authority.
(a)    Each of the First Lien Secured Parties hereby irrevocably appoints and authorizes the Applicable Authorized Representative to take such actions on its behalf and to exercise such powers as are delegated to the Applicable Authorized Representative by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Applicable Authorized Representative and any co-agents, sub-agents and attorneys-in-fact appointed by the Applicable Authorized Representative pursuant to the applicable Secured Credit Documents for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First Lien Security Documents, or for exercising any rights and remedies thereunder shall be entitled to the benefits of all provisions of this Article IV and Section 9 of the Credit Agreement and the equivalent provision of the Indenture and the Notes Security Agreement and any Additional First Lien Document (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” named therein) as if set forth in full herein with respect thereto. Without limiting the foregoing, each of the First Lien Secured Parties, and each Collateral Agent, hereby agrees to provide such cooperation and assistance as may be reasonably requested by the Applicable Authorized Representative to facilitate and effect actions taken or intended to be taken by the Applicable Authorized Representative pursuant to this Article IV, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Applicable Authorized Representative to effect such actions, and joining in any action, motion or proceeding initiated by the Applicable Authorized Representative for such purposes.
(b)    Each Non-Controlling Secured Party acknowledges and agrees that the Applicable Authorized Representative shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of their Credit Agreement Obligations, Indenture Obligations or Additional First Lien Obligations, as applicable. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Applicable Authorized Representative or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against the Applicable Authorized Representative or the Collateral Agent for any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions that do not violate this Agreement which any Collateral Agent or any First Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to real-

ize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Collateral Agent or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, any Grantor or any of their Subsidiaries, as debtor-in-possession.
SECTION 4.02.     Rights as a First Lien Secured Party.
The Person serving as the Applicable Authorized Representative hereunder shall have the same rights and powers in its capacity as a First Lien Secured Party under any Series of First Lien Obligations that it holds as any other First Lien Secured Party of such Series and may exercise the same as though it were not the Applicable Authorized Representative and the term “First Lien Secured Party” or “First Lien Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties”, “Indenture Secured Party”, “Indenture Secured Parties”, “Additional First Lien Secured Party” or “Additional First Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Applicable Authorized Representative hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any Subsidiary or other Affiliate thereof as if such Person were not the Applicable Authorized Representative hereunder and without any duty to account therefor to any other First Lien Secured Party.
SECTION 4.03.     Exculpatory Provisions. The Applicable Authorized Representative shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Applicable Authorized Representative:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that the Applicable Authorized Representative shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Applicable Authorized Representative to liability or that is contrary to this Agreement or applicable law;
(iii)    shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Applicable Authorized Representative or any of its Affiliates in any capacity;
(iv)    shall not be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct or (2) in reliance on a certificate of an authorized officer of the Borrower stating that such action is permitted by the terms of this Agreement. The Applicable Authorized Representative shall be deemed not to have knowledge of any Event of Default under any Series of First Lien Obligations unless and until notice describing such Event of Default and referencing applicable agreement is given to the Applicable Authorized Representative;

(v)    shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Security Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Security Documents, (5) the value or the sufficiency of any Collateral for any Series of First Lien Obligations, or (6) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Applicable Authorized Representative; and
(vi)    need not segregate money held hereunder from other funds except to the extent required by law. The Applicable Authorized Representative shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.
SECTION 4.04. Collateral and Guaranty Matters. Each of the First Lien Secured Parties irrevocably authorizes the applicable Collateral Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Collateral Agent under any First Lien Security Document in accordance with Section 2.04 or upon receipt of a written request from the Borrower stating that the releases of such Lien is permitted by the terms of each then extant Secured Credit Document.

ARTICLE V
Miscellaneous
SECTION 5.01.     Notices. All notices and other communications provided for herein (including, but not limited to, all the directions and instructions to be provided to the Applicable Authorized Representative herein by the First Lien Secured Parties) shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(a)    if to any Grantor, to the Borrower, at its address at 440 Atlantic Street, 10th Floor, Stamford, Connecticut 06901;
(b)    if to the Credit Agreement Collateral Agent, to it at Bank of America, N.A., [ ];
(c)    if to the Notes Collateral Agent, to it at The Bank of New York Mellon Trust Company, N.A., [                      ] EMM to confirm. ; and
(d)    if to any other Collateral Agent, to it at the address set forth in the applicable Joinder Agreement.
Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Applicable Authorized Representative and each other Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.
The Notes Collateral Agent agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Notes Collateral Agent shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If a Grantor, the Credit Agreement Collateral Agent or any other Collateral Agent or Senior Class Debt Representative elects to give the Notes Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Notes Collateral Agent in its discretion elects to act upon such instructions, the Notes Collateral Agent’s understanding of such instructions shall be deemed controlling. The Notes Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Notes Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. Each Grantor, the Credit Agreement Collateral Agent and any other Collateral Agent or Senior Class Debt Representative each agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Notes Collateral Agent, including without limitation the risk of the Notes Collateral Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.
SECTION 5.02.     Waivers; Amendment; Joinder Agreements.
(a)    No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Collateral Agent. The Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights or obligations are adversely affected (in which case the Borrower shall have the right to consent to or approve any such amendment, modification or waiver).
(c)    Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Additional Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 of this Agreement and upon such execution and delivery, such Additional Agent and the Additional First Lien Secured Parties and Additional First Lien Obligations of the Series for which such Additional Agent is acting shall be subject to the terms hereof.

(d)    Notwithstanding the foregoing, without the consent of any other Collateral Agent or First Lien Secured Party, the Applicable Authorized Representative may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional First Lien Obligations in compliance with the Credit Agreement, the Indenture and any Additional First Lien Documents.
SECTION 5.03.     Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.
SECTION 5.04.     Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.
SECTION 5.05.     Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile, PDF or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
SECTION 5.06     Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 5.07.     Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Credit Agreement Collateral Agent represents and warrants that this Agreement is binding upon the Credit Agreement Secured Parties. The Notes Collateral Agent represents and warrants that this Agreement is binding upon the Indenture Secured Parties. This Agreement is the “First Priority Intercreditor Agreement” under and as defined in the Indenture.
SECTION 5.08.     Submission to Jurisdiction Waivers; Consent to Service of Process. Each Collateral Agent, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Collateral Agent) at the address referred to in 5.01;
(d)    agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First Lien Secured Party) to sue in any other jurisdiction; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.
SECTION 5.09.     GOVERNING LAW; WAIVER OF JURY TRIAL.
(A)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.
(B)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.
SECTION 5.10.     Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 5.11.     Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other First Lien Security Documents or Additional First Lien Documents, the provisions of this Agreement shall control.
SECTION 5.12.     Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. No Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05 or 2.09) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement, the TWC Indenture, the TWCE Indenture, the Indenture or any Additional First Lien Documents), and no Grantor may rely on the terms hereof (other than Section 2.04, 2.05 or 2.09). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.
SECTION 5.13.     Additional First Lien Obligations. To the extent, but only to the extent permitted by the provisions of the Credit Agreement, the TWC Indenture, the TWCE Indenture, the Indenture and the Additional First Lien Documents, the Borrower may incur Additional First Lien Obligations. Any such additional class or series of Additional First Lien Obligations (the “Senior Class Debt”) may be secured by a Lien and may be guaranteed by the Grantors on a pari passu basis, in each case under and pursuant to the Additional First Lien Documents, if and subject to the condition that the Collateral Agent of any such Senior Class Debt (each, a “Senior Class Debt Representative”), acting on behalf of the holders of such Senior Class Debt (such Collateral Agent and holders in respect of any Senior Class

Debt being referred to as the “Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.
In order for a Senior Class Debt Representative to become a party to this Agreement,
(i)    such Senior Class Debt Representative, the Applicable Authorized Representative and each Grantor shall have executed and delivered an instrument substantially in the form of Annex IV (with such changes as may be reasonably approved by the Applicable Authorized Representative and such Senior Class Debt Representative) pursuant to which such Senior Class Debt Representative becomes a Collateral Agent and Additional Agent hereunder, and the Senior Class Debt in respect of which such Senior Class Debt Representative is the Collateral Agent and the related Senior Class Debt Parties become subject hereto and bound hereby;
(ii)    the Borrower shall have delivered to the Applicable Authorized Representative true and complete copies of each of the Additional First Lien Documents relating to such Senior Class Debt, certified as being true and correct by a Responsible Officer of the Borrower;
(iii)    the Borrower shall have delivered to the Applicable Authorized Representative an Officer’s Certificate stating that such Additional First Lien Obligations are permitted by each applicable Secured Credit Document to be incurred, or to the extent a consent is otherwise required to permit the incurrence of such Additional First Lien Obligations under any Secured Credit Document, each Grantor has obtained the requisite consent; and
(iv)    the Additional First Lien Documents, as applicable, relating to such Senior Class Debt shall provide, in a manner reasonably satisfactory to the Applicable Authorized Representative, that each Senior Class Debt Party with respect to such Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Senior Class Debt.
SECTION 5.14     Integration. This Agreement together with the other Secured Credit Documents and the First Lien Security Documents represents the entire agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Collateral Agent or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Security Documents.
SECTION 5.15     [Reserved].
SECTION 5.16     Information Concerning Financial Condition of Grantors. In accordance with their respective First Lien Obligations Documents, the Applicable Authorized Representative, the other Collateral Agents and the Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Grantors and all endorsers or guarantors of the First Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations; provided that nothing in this Section 5.16 shall impose a duty on the Notes Collateral Agent to inform itself or investigate the financial condition of the Grantors beyond that which may be required under the Indenture. The Applicable Authorized Representative, the other Collateral Agents and the Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Applicable Authorized Representative, any other Collateral Agent or any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and Applicable Authorized Representative, the other Collateral Agents and the Secured

Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
SECTION 5.17.     Additional Grantors. The Borrower agrees that, if any Subsidiary of the Borrower shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex V. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Applicable Authorized Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
SECTION 5.18.     Further Assurances. Each Collateral Agent, on behalf of itself and each First Lien Secured Party under the Credit Agreement, TWC Indenture, the TWCE Indenture, Indenture or Additional First Lien Debt Facility, as applicable, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.
SECTION 5.19.     Credit Agreement Collateral Agent and Notes Collateral Agent. It is understood and agreed that (a) the Credit Agreement Collateral Agent is entering into this Agreement in its capacity as administrative agent under the Credit Agreement and [in its capacity as collateral agent] under the Credit Agreement Security Agreement and the provisions of Section 9 of the Credit Agreement applicable to it as administrative agent thereunder shall also apply to it as Applicable Authorized Representative hereunder, and (b) the Notes Collateral Agent is entering into this Agreement in its capacity as Trustee and Collateral Agent under the Indenture and as Notes Collateral Agent under the Collateral Agreement and the provisions of the Indenture and the Notes Security Agreement granting or extending any rights, protections, privileges, indemnities and immunities to the Trustee, Collateral Agent or Notes Collateral Agent thereunder shall also apply to the Notes Collateral Agent hereunder.
For the avoidance of doubt, the parties hereto acknowledge that in no event shall the Credit Agreement Collateral Agent or Notes Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
BANK OF AMERICA, N.A.,
as Credit Agreement Collateral Agent and Applicable Authorized Representative

By:	____________________________________________________
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Notes Collateral Agent

By:	____________________________________________________
Name:
Title:

CHARTER COMMUNICATIONS OPERATING LLC

By:	____________________________________________________
Name:
Title:

THE GRANTORS LISTED ON ANNEX I HERETO,

By:	____________________________________________________
Name:
Title:

ANNEX I
Grantors

ANNEX II
[FORM OF] JOINDER NO. [ ] dated as of [     ], 20[ ] to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [               ], 2015 (the “First Lien Intercreditor Agreement”), among Charter Communications Operating, LLC, a Delaware limited liability company (the “Borrower”), the other Grantors party hereto, Bank of America, N.A., as administrative agent for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”) and The Bank of New York Mellon Trust Company, N.A., as collateral agent for the Indenture Secured Parties (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”) and each Additional Agent from time to time party hereto for the Additional First Lien Secured Parties of the Series with respect to which it is acting in such capacity.
A.    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.
B.    As a condition to the ability of the Borrower or its Restricted Subsidiaries to incur Additional First Lien Obligations and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional First Lien Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Collateral Agent under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien Intercreditor Agreement. Section 5.13 of the First Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Collateral Agent under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the First Lien Intercreditor Agreement, upon the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.13 of the First Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Collateral Agent”) is executing this Joinder in accordance with the requirements of the First Lien Intercreditor Agreement.
Accordingly, the Applicable Authorized Representative and the New Collateral Agent agree as follows:
SECTION 1.    In accordance with Section 5.13 of the First Lien Intercreditor Agreement, the New Collateral Agent by its signature below becomes a Collateral Agent and Additional Agent under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the First Lien Intercreditor Agreement with the same force and effect as if the New Collateral Agent had originally been named therein as a Collateral Agent, and the New Collateral Agent, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Collateral Agent and to the Senior Class Debt Parties that it represents as Additional First Lien Secured Parties. Each reference to a “Collateral Agent” or an “Additional Agent” in the First Lien Intercreditor Agreement shall be deemed to include the New Collateral Agent. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.
SECTION 2.    The New Collateral Agent represents and warrants to the Applicable Authorized Representative and the other First Lien Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional First Lien Documents relating to such Senior Class Debt provide that, upon the New Collateral Agent’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional First Lien Secured Parties.

SECTION 3.    This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Collateral Agent shall have received a counterpart of this Joinder that bears the signature of the New Collateral Agent. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.
SECTION 4.    Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.
SECTION 5.    THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6.    In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7.    All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Collateral Agent shall be given to it at the address set forth below its signature hereto.
SECTION 8.    The Borrower agrees to reimburse the Applicable Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Applicable Authorized Representative.
SECTION 9.    The New Collateral Agent is joining the First Lien Intercreditor Agreement in its capacity as collateral agent under the applicable Additional First Lien Documents governing such Additional First Lien Obligations and the provisions of such documents granting or extending any rights, protections, privileges, indemnities and immunities to the New Collateral Agent thereunder shall also apply to the New Collateral Agent under the First Lien Intercreditor Agreement.

IN WITNESS WHEREOF, the New Collateral Agent and the Applicable Authorized Representative have duly executed this Joinder to the First Lien Intercreditor Agreement as of the day and year first above written.
[NAME OF NEW COLLATERAL AGENT], as
[ ] for the holders of
[                                  ],

By:	____________________________________________________
Name:
Title:

Address for notices:
_______________________________________
_______________________________________
attention of:
_____________________________
Telecopy:
_______________________________

Acknowledged by:
[___________________],
as Applicable Authorized Representative

By:    ____________________________________________________
Name:
Title:

CHARTER COMMUNICATIONS OPERATING, LLC
By:    ____________________________________________________
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO

By:    ____________________________________________________
Name:
Title:

Schedule I to the
Joinder to the
First Lien Intercreditor Agreement
Grantors
[ ]

ANNEX III
SUPPLEMENT NO. dated as of , to the FIRST LIEN INTERCREDITOR AGREEMENT dated as [ ], 2015 (the “First Lien Intercreditor Agreement”), among Charter Communications Operating, LLC, a Delaware limited liability company (the “Borrower”), the other Grantors party hereto, Bank of America, N.A., as administrative agent for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”) and The Bank of New York Mellon Trust Company, N.A., as collateral agent for the Indenture Secured Parties (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”) and each Additional Agent from time to time party hereto for the Additional First Lien Secured Parties of the Series with respect to which it is acting in such capacity.
A.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.
B.    The Grantors have entered into the First Lien Intercreditor Agreement. Pursuant to certain Secured Credit Documents, certain newly acquired or organized Subsidiaries of the Borrower are required to enter into the First Lien Intercreditor Agreement. Section 5.17 of the First Lien Intercreditor Agreement provides that such Subsidiaries may become party to the First Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement, the TWC Indenture, the TWCE Indenture, the Indenture and Additional First Lien Documents.
Accordingly, the Applicable Authorized Representative and the New Grantor agree as follows:
SECTION 1.    In accordance with Section 5.17 of the First Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the First Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the First Lien Intercreditor Agreement shall be deemed to include the New Grantor. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.
SECTION 2.    The New Grantor represents and warrants to the Applicable Authorized Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 3.    This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Applicable Authorized Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4.    Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.    THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6.    In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7.    All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the First Lien Intercreditor Agreement.
SECTION 8.    The Borrower agrees to reimburse the Applicable Authorized Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Applicable Authorized Representative.

IN WITNESS WHEREOF, the New Grantor, and the Applicable Authorized Representative have duly executed this Supplement to the First Lien Intercreditor Agreement as of the day and year first above written.
[NAME OF NEW GRANTOR],

By:	____________________________________________________
Name:
Title:

Acknowledged by:
[_________________], as Applicable Authorized Representative,
By:    ________________________________
Name:
Title: